                                                                   EXHIBIT 10-14

                                                                       EXECUTION
                                                                            COPY





                                   $85,000,000


                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      AMONG

                           THE NAVIGATORS GROUP, INC.,

                                  as Borrower,

                            THE LENDERS NAMED HEREIN,

                       THE FIRST NATIONAL BANK OF CHICAGO,

                                    as Agent

                                       and

                         BROWN BROTHERS HARRIMAN & CO.,

                                   as Co-Agent

                                   DATED AS OF


                                December 21, 1998



                                   ARRANGED BY
                       FIRST CHICAGO CAPITAL MARKETS, INC.
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                                TABLE OF CONTENTS


ARTICLE I     DEFINITIONS......................................................1

ARTICLE II    THE REVOLVING CREDITS...........................................16
      2.1.    Revolving Credit Advances.......................................16
      2.2.    Ratable Loans...................................................17
      2.3.    Types of Revolving Credit Advances..............................17
      2.4.    Commitment Fee; Reductions in Aggregate Revolving Credit
              Commitment......................................................17
      2.5.    Minimum Amount of Each Revolving Credit Advance.................18
      2.6.    Optional Principal Payments.....................................18
      2.7.    Mandatory Revolving Credit Commitment Reductions................18
      2.8.    Method of Selecting Types and Interest Periods for New
              Revolving Credit Advances.......................................19
      2.9.    Conversion and Continuation of Outstanding Revolving Credit
              Advances........................................................20
      2.10.   Changes in Interest Rate, etc...................................20
      2.11.   Rates Applicable After Default..................................20
      2.12.   Method of Payment...............................................21
      2.13.   Noteless Agreement; Evidence of Indebtedness....................21
      2.14.   Telephonic Notices..............................................22
      2.15.   Interest Payment Dates; Interest and Fee Basis..................22
      2.16.   Notification of Revolving Credit Advances, Interest Rates and
              Prepayments, Commitment Reductions..............................22
      2.17.   Lending Installations...........................................22
      2.18.   Non-Receipt of Funds by the Agent...............................23

ARTICLE III   THE LETTER OF CREDIT FACILITY...................................23
      3.1.    Issuance of Letters of Credit...................................23
      3.2.    Participating Interests.........................................24
      3.3.    Reductions in Letter of Credit Commitment.......................25
      3.4.    Reimbursement Obligations.......................................25
      3.5.    Procedure for Issuance..........................................27
      3.6.    Nature of the Lenders' Obligations..............................27
      3.7.    Notification of Issuance Requests...............................28
      3.8.    Cash Collateral for Letters of Credit...........................28
      3.9.    Fees............................................................29
      3.10.   Extension of Letter of Credit Termination Date..................29

ARTICLE IV    YIELD PROTECTION; TAXES.........................................30
      4.1.    Yield Protection................................................30
      4.2.    Changes in Capital Adequacy Regulations.........................31
      4.3.    Availability of Types of Revolving Credit Advances..............31
      4.4.    Funding Indemnification.........................................31

      4.5.    Taxes...........................................................32
      4.6.    Lender Statements; Survival of Indemnity........................33

ARTICLE V     CONDITIONS PRECEDENT............................................34
      5.1.    Initial Revolving Credit Loans and Letters of Credit............34
      5.2.    Each Revolving Credit Advance and Letter of Credit..............35

ARTICLE VI    REPRESENTATIONS AND WARRANTIES..................................35
      6.1.    Existence and Standing..........................................35
      6.2.    Authorization and Validity......................................36
      6.3.    No Conflict; Government Consent.................................36
      6.4.    Financial Statements............................................36
      6.5.    Statutory Financial Statements..................................37
      6.6.    Material Adverse Change.........................................37
      6.7.    Taxes...........................................................37
      6.8.    Litigation and Contingent Obligations...........................38
      6.9.    Subsidiaries....................................................38
      6.10.   ERISA...........................................................38
      6.11.   Defaults........................................................38
      6.12.   Accuracy of Information.........................................38
      6.13.   Regulation U....................................................38
      6.14.   Material Agreements.............................................38
      6.15.   Compliance With Laws............................................39
      6.16.   Ownership of Properties.........................................39
      6.17.   Plan Assets; Prohibited Transactions............................39
      6.18.   Environmental Matters...........................................39
      6.19.   Investment Company Act..........................................39
      6.20.   Public Utility Holding Company Act..............................39
      6.21.   Solvency........................................................39
      6.22.   Insurance Licenses..............................................40
      6.23.   Partnerships....................................................40
      6.24.   Lines of Business...............................................40
      6.25.   Reinsurance Practices...........................................40
      6.26.   Year 2000.......................................................40
      6.27.   Security........................................................40
      6.28.   Disclosure......................................................40

ARTICLE VII   COVENANTS.......................................................41
      7.1.    Financial Reporting.............................................41
      7.2.    Use of Proceeds.................................................44
      7.3.    Notice of Default...............................................44
      7.4.    Conduct of Business.............................................44
      7.5.    Taxes...........................................................45
      7.6.    Insurance.......................................................45

      7.7.    Compliance with Laws............................................45
      7.8.    Maintenance of Properties.......................................45
      7.9.    Inspection; Maintenance of Books and Records....................45
      7.10.   Dividends and Stock Repurchases.................................45
      7.11.   Indebtedness....................................................45
      7.12.   Merger..........................................................46
      7.13.   Sale of Assets..................................................46
      7.14.   Investments and Acquisitions....................................46
      7.15.   Contingent Obligations..........................................47
      7.16.   Liens...........................................................47
      7.17.   Affiliates......................................................48
      7.18.   Amendments to Agreements........................................48
      7.19.   Change in Fiscal Year...........................................48
      7.20.   Inconsistent Agreements.........................................48
      7.21.   Year 2000.......................................................48
      7.22.   Reinsurance.....................................................48
      7.23.   Stock of Subsidiaries...........................................49
      7.24.   Financial Covenants.............................................49
              7.24.1.  Minimum Consolidated Tangible Net Worth................49
              7.24.2.  Minimum Statutory Surplus..............................49
              7.24.3.  Leverage Ratio.........................................49
              7.24.4.  Minimum Risk-Based Capital.............................49
      7.25.   Additional Pledge...............................................49

ARTICLE VIII  DEFAULTS........................................................50

ARTICLE IX    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..................52
      9.1.    Acceleration....................................................52
      9.2.    Amendments......................................................53
      9.3.    Preservation of Rights..........................................54

ARTICLE X     GENERAL PROVISIONS..............................................54
      10.1.   Survival of Representations.....................................54
      10.2.   Governmental Regulation.........................................55
      10.3.   Headings........................................................55
      10.4.   Entire Agreement................................................55
      10.5.   Numbers of Documents............................................55
      10.6.   Several Obligations; Benefits of this Agreement.................55
      10.7.   Expenses; Indemnification.......................................55
      10.8.   Accounting......................................................56
      10.9.   Severability of Provisions......................................56
      10.10.  Nonliability of Lenders.........................................56
      10.11.  Confidentiality.................................................56
      10.12.  Nonreliance.....................................................57

      10.13.  Disclosure......................................................57

ARTICLE XI    THE AGENT.......................................................57
      11.1.   Appointment; Nature of Relationship.............................57
      11.2.   Powers..........................................................57
      11.3.   General Immunity................................................57
      11.4.   No Responsibility for Revolving Credit Loans, Recitals, etc.....58
      11.5.   Action on Instructions of Lenders...............................58
      11.6.   Employment of Agent and Counsel.................................58
      11.7.   Reliance on Documents; Counsel..................................58
      11.8.   Agent's Reimbursement and Indemnification.......................58
      11.9.   Notice of Default...............................................59
      11.10.  Rights as a Lender..............................................59
      11.11.  Lender Credit Decision..........................................59
      11.12.  Successor Agent.................................................60
      11.13.  Agents' Fees....................................................60
      11.14.  Delegation to Affiliates........................................60
      11.15.  Co-Agent........................................................60

ARTICLE XII   SETOFF; RATABLE PAYMENTS........................................61
      12.1.   Setoff..........................................................61
      12.2.   Ratable Payments................................................61

ARTICLE XIII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS...............61
      13.1.   Successors and Assigns..........................................61
      13.2.   Participations..................................................62
              13.2.1.  Permitted Participants; Effect.........................62
              13.2.2.  Voting Rights..........................................62
              13.2.3.  Benefit of Setoff......................................62
      13.3.   Assignments.....................................................63
              13.3.1.  Permitted Assignments..................................63
              13.3.2.  Effect; Effective Date.................................63
      13.4.   Dissemination of Information....................................63
      13.5.   Tax Treatment...................................................64
      13.6.   Restatement Date Assignments....................................64

ARTICLE XIV   NOTICES.........................................................65
      14.1.   Notices.........................................................65
      14.2.   Change of Address...............................................65

ARTICLE XV    COUNTERPARTS....................................................65

ARTICLE XVI   CHOICE OF LAW; CONSENT TO JURISDICTION;
              WAIVER OF JURY TRIAL............................................65
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      16.1.   CHOICE OF LAW...................................................65
      16.2.   CONSENT TO JURISDICTION.........................................66
      16.3.   WAIVER OF JURY TRIAL............................................66
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                                      -vi-
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                                      -vii-
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                                     -viii-
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                                    SCHEDULES

Pricing Schedule
Schedule 1    -   Commitments
Schedule 3.1  -   Existing Letters of Credit
Schedule 6.9  -   Subsidiaries
Schedule 6.22 -   Licenses
Schedule 6.23 -   Partnerships
Schedule 6.24 -   Existing Lines of Business
Schedule 7.16 -   Liens
Schedule 7.22 -   Reinsurance Guidelines

                                    EXHIBITS

Exhibit A         Revolving Credit Note
Exhibit B         Compliance Certificate
Exhibit C         Assignment Agreement


                                      -ix-
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                      AMENDED AND RESTATED CREDIT AGREEMENT


      This Amended and Restated Credit Agreement, dated as of December 21, 1998, is among THE NAVIGATORS GROUP, INC., a Delaware corporation, the Lenders, THE FIRST NATIONAL BANK OF CHICAGO, individually and as Agent, and BROWN BROTHERS HARRIMAN & CO., individually and as Co-Agent.


                                R E C I T A L S:

      A. The Borrower, the Agent, the Co-Agent and certain financial institutions have entered into that certain Credit Agreement, dated as of November 20, 1998 (the "Existing Credit Agreement"), pursuant to which the lenders party thereto agreed to make financial accommodations to the Borrower under revolving credit and letter of credit facilities, subject to certain restrictions set forth therein, in an aggregate principal amount not to exceed $75,000,000 at any one time outstanding.

      B. The Borrower has requested that the Existing Credit Agreement be amended and restated in order to increase the amount of the letter of credit facility and to make certain other changes to the Existing Credit Agreement.

      C. The Borrower, the Agent, the Co-Agent and the Lenders desire to amend and restate the Existing Credit Agreement to, among other things, accomplish such amendments.

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree to amend and restate the Existing Credit Agreement as follows:


                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement:

      "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (a) acquires any on-going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

      "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

      "Agent" means The First National Bank of Chicago in its capacity as contractual representative of the Lenders pursuant to Article XI, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to
Article XI.

      "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Credit Commitment is $25,000,000.

      "Agreement" means this Amended and Restated Credit Agreement, as it may be amended, modified or restated and in effect from time to time.

      "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 6.4; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 7.24, such term shall mean generally accepted accounting principles as in effect on the Closing Date, applied in a manner consistent with those used in preparing the financial statements referred to in Section 6.4.

      "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day, and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

      "Alternate Base Rate Advance" means a Revolving Credit Advance which, except as otherwise provided in Section 2.11, bears interest at the Alternate Base Rate.

      "Annual Statement" means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary's jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

      "Applicable Commitment Fee Rate" means, at any time, the percentage per annum at which commitment fees are accruing on the unused portion of the Aggregate Revolving Credit Commitment and availability fees are accruing on the unused portion of the Letter of Credit Commitment at such time as set forth in the Pricing Schedule.

      "Applicable Letter of Credit Participation Fee Rate" means, at any time, the percentage per annum at which letter of credit participation fees are accruing on the Letters of Credit at such time as set forth in the Pricing Schedule.

      "Applicable Margin" means, with respect to Revolving Credit Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Revolving Credit Advances of such Type as set forth in the Pricing Schedule.

      "Approved Reinsurer" means a reinsurer which satisfies the criteria set forth in the Reinsurance Guidelines for entering into reinsurance or retrocession agreements with the Borrower.

      "Arranger" means First Chicago Capital Markets, Inc., a Delaware corporation, and its successors.

      "Article" means an article of this Agreement unless another document is specifically referenced.

      "Asset Disposition" means any sale, transfer or other disposition of any asset of the Borrower or any Subsidiary in a single transaction or in a series of related transactions (other than the sale of inventory or Investments (other than stock in Subsidiaries) in the ordinary course).

      "Authorized Officer" means any of the president, chief financial officer or treasurer of the Borrower, acting singly.

      "Bankruptcy Code" means Title 11, United States Code, sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

      "Borrower" means The Navigators Group, Inc., a Delaware corporation, and its successors and assigns.

      "Borrower's S&P Financial Strength Rating" means, at any time, the rating issued by S&P with respect to the financial strength of the Borrower.

      "Borrowing Date" means a date on which a Revolving Credit Advance is made or a Letter of Credit is issued hereunder.

      "Borrowing Notice" is defined in Section 2.8.

      "Brown Brothers" means Brown Brothers Harriman & Co. in its individual capacity and its successors.

      "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

      "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

      "Cash Collateral Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest and has a maturity of not more than six months.

      "Cash Collateral Security Agreement" means a security agreement in form and substance satisfactory to the Agent executed by the Borrower in favor of the Agent, on behalf of itself and the Lenders, pursuant to this Agreement, pledging to the Agent a security interest in all Cash Collateral Investments delivered to the Agent pursuant to the terms hereof, as the same may be amended, supplemented or otherwise modified from time to time.

      "Cash Equivalent Investments" means (a) short-term obligations of, or fully guaranteed by, the United States of America, (b) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (c) demand deposit accounts maintained in the ordinary course of business, and (d) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $500,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

      "Change" is defined in Section 4.2.

      "Change in Control" means (a) the acquisition by any Person, or two or more Persons acting in concert of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower, or (b) the members of the Terence Deeks Family shall cease to own, in the aggregate, free and clear of all Liens and other encumbrances, at least 33-1/3% of the outstanding shares of voting stock of the Borrower on a fully diluted basis.

      "Closing Date" means November 20, 1998.

      "Code" means the Internal Revenue Code of 1986, as amended or otherwise modified from time to time.

      "Condemnation" is defined in Section 8.8.

      "Consolidated" or "consolidated", when used in connection with any calculation, means a calculation to be determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries in accordance with Agreement Accounting Principles.

      "Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Consolidated Subsidiaries calculated on a consolidated basis for such period, all as determined in accordance with Agreement Accounting Principles.

      "Consolidated Net Worth" means, for any period, the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries calculated on a consolidated basis for such period, all as determined in accordance with Agreement Accounting Principles, excluding, however, for the purposes of Section 7.24.3, the effect of any unrealized gain or loss reported under Statement of Financial Accounting Standards No. 115.

      "Consolidated Person" means, for the taxable year of reference, each Person which is a member of the affiliated group of the Borrower if Consolidated returns are or shall be filed for such affiliated group for federal income tax purposes or any combined or unitary group of which the Borrower is a member for state income tax purposes.

      "Consolidated Subsidiaries" means all Subsidiaries of the Borrower which should be included in the Borrower's consolidated financial statements, all as determined in accordance with Agreement Accounting Principles.

      "Consolidated Tangible Net Worth" means the excess of (a) Consolidated Total Tangible Assets over (b) Consolidated Total Liabilities, excluding, however, for the purposes of Section 7.24.1, the effect of any unrealized gain or loss reported under Statement of Financial Accounting Standards No. 115.

      "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries calculated on a consolidated basis as of such time, all as determined in accordance with Agreement Accounting Principles.

      "Consolidated Total Intangible Assets" means, at any time, the total intangible assets of the Borrower and its Consolidated Subsidiaries calculated on a consolidated basis as of such time including, but not limited to, deferred policy acquisition costs, goodwill, patents, trademarks, tradenames, copyrights and franchises.

      "Consolidated Total Liabilities" means, at any time, the total liabilities of the Borrower and its Consolidated Subsidiaries calculated on a consolidated basis as of such time, all as determined in accordance with Agreement Accounting Principles.

      "Consolidated Total Tangible Assets" means, at any time, Consolidated Total Assets minus Consolidated Total Intangible Assets.

      "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership. The term "Contingent Obligation" shall not include the obligations of any Insurance Subsidiary arising under any insurance policy or reinsurance agreement entered into in the ordinary course of business.

      "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Conversion/Continuation Notice" is defined in Section 2.9.

      "Conversion Differential" is defined in Section 3.1(e).

      "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes. The Corporate Base Rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer. First Chicago may make commercial loans or other loans at rates of interest at, above or below the Corporate Base Rate.

      "Default" means an event described in Article VIII.

      "Department" is defined in Section 6.5.

      "Dollars" and the sign "$" mean lawful money of the United States of America.

      "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) the protection of the environment, (b) the effect of the environment on human health, (c) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

      "Eurodollar Advance" means a Revolving Credit Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

      "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which First Chicago offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

      "Eurodollar Loan" means a Revolving Credit Loan which bears interest at the applicable Eurodollar Rate.

      "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

      "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

      "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

      "Existing Credit Agreement" is defined in the Recitals hereto.

      "Existing Lines of Business" is defined in Section 6.24.

      "Extension Request" is defined in Section 3.10.

      "Facility Documents" means this Agreement, any Revolving Credit Notes issued pursuant to Section 2.13, the Security Documents, the Reimbursement Agreements and the other documents and agreements contemplated hereby and executed by the Borrower in favor of the Agent or any Lender.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

      "Fee Letter" is defined in Section 10.4.

      "First Chicago" means The First National Bank of Chicago in its individual capacity, and its successors.

      "Fiscal Quarter" means one of the four three-month accounting periods comprising a Fiscal Year.

      "Fiscal Year" means the twelve-month accounting period commencing on January 1 and ending December 31 of each year.

      "Governmental Authority" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including without limitation any taxing authority or political subdivision) or any instrumentality or officer thereof (including without limitation any court or tribunal and any board of insurance, insurance department or insurance commissioner) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

      "Indebtedness" of a Person means such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (f) Capitalized Lease Obligations,
(g) Contingent Obligations, (h) actual and contingent reimbursement obligations in respect of letters of credit, (i) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (j) any liability under any financing lease or so-called "synthetic lease" transaction entered into by such Person and (k) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person.

      "Insurance Subsidiary" means each of Navigators, NIC and any other domestic Subsidiary acquired or formed after the Closing Date which is engaged in, or is authorized to engage in, the insurance business.

      "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

      "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, membership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

      "Issuance Request" is defined in Section 3.5.

      "Issuer" means First Chicago.

      "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

      "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

      "Letter of Credit" means a letter of credit issued pursuant to Article
III.

      "Letter of Credit Cash Collateral Account" is defined in Section 9.1. Such account and the related cash collateralization shall be subject to documentation satisfactory to the Agent and the taking of all steps required to give the Agent a perfected security interest in the Cash Collateral Investments.

      "Letter of Credit Commitment" means the aggregate Letter of Credit Participation Amounts of all of the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Letter of Credit Commitment is $60,000,000.

      "Letter of Credit Obligations" means as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding and (b) the aggregate then undrawn face amount of the then outstanding Letters of Credit.

      "Letter of Credit Participation Amount" means, for each Lender, the maximum face amount of Letters of Credit (which are approved by all Lenders in their sole discretion in accordance with Section 3.1) in which such Lender participates not exceeding the amount set forth on Schedule 1 or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      "Letter of Credit Termination Date" means November 19, 2000 or any later date as may be specified as the Letter of Credit Termination Date in accordance with Section 3.10 or any earlier date on which the Letter of Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Leverage Ratio" means, at any time, the ratio of (a) the consolidated Indebtedness of the Borrower and its Consolidated Subsidiaries (excluding any letter of credit obligations incurred by the Borrower and its Consolidated Subsidiaries in the ordinary course of business) at such time to (b) the sum of
(i) the consolidated Indebtedness of the Borrower and its Consolidated Subsidiaries (excluding any letter of credit obligations incurred by the Borrower and its Consolidated Subsidiaries in the ordinary course of business) plus (ii) Consolidated Net Worth at such time.

      "License" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

      "Lien" means any security interest, lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

      "Loss Reserves" means, with respect to any Insurance Subsidiary at any time, the sum of (a) all losses, including incurred losses of such Insurance Subsidiary at such time shown on page 3, line 25 of the Annual Statement of such Insurance Subsidiary plus (b) all loss adjustment expenses of such Insurance Subsidiary at such time shown on page 3, line 2 of the Annual Statement of such Insurance Subsidiary, as determined in accordance with SAP.

      "Margin Stock" has the meaning assigned to that term under Regulation U.

      "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise) or results of operations of any of (i) the Borrower or (ii) the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under the Facility Documents, or (c) the validity or enforceability of any of the Facility Documents or the rights or remedies of the Agent or the Lenders thereunder.

      "Moody's" means Moody's Investors Service, Inc.

      "MUL" means Millennium Underwriting Limited, which entity is a corporate name with limited liability at Lloyd's of London.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

      "NAIC" means the National Association of Insurance Commissioners or any successor thereto, or in lieu thereof, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.

      "Navigators" means Navigators Insurance Company, a New York corporation.

      "NCUL" means Navigators Corporate Underwriters Limited, which entity is a corporate name with limited liability at Lloyd's of London.

      "Net Available Proceeds" means (a) with respect to any Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or account receivable) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any sale or issuance of any debt or equity securities of the Borrower or any Subsidiary, cash or readily marketable cash equivalents received therefrom, whether at the time of such disposition or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and, in the case of an Asset Disposition, net of all payments made by the Borrower or any of its Subsidiaries on any Indebtedness which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must, by the terms of such Lien, in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition.

      "NIC" means NIC Insurance Company, a New York corporation.

      "Non-U.S. Lender" is defined in Section 4.5(d).

      "Notice of Assignment" is defined in Section 13.3.2.

      "Obligations" means all unpaid principal of and accrued and unpaid interest on the Revolving Credit Loans, the Letter of Credit Obligations and all other liabilities (if any), whether actual or contingent, of the Borrower with respect to Letters of Credit, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under any of the Facility Documents.

      "Other Taxes" is defined in Section 4.5(b).

      "Participants" is defined in Section 13.2.1.

      "Payment Date" means the last day of each January, April, July and October.

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

      "Person" means any natural person, corporation, firm, joint venture, partnership, association, enterprise, limited liability company, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

      "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

      "Pledge Agreement" means that certain Stock Pledge Agreement, dated as of the Closing Date, between the Borrower and the Agent, as the same may be amended, supplemented or otherwise modified from time to time.

      "Pounds" and the sign "pound sterling" mean lawful money of the United Kingdom.

      "Pricing Schedule" means the Schedule attached hereto identified as such.

      "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

      "pro-rata" means, when used with respect to a Lender, and any described aggregate or total amount, an amount equal to such Lender's pro-rata share or portion based on its percentage of the Aggregate Revolving Credit Commitment or the Letter of Credit Commitment, as the case may be.

      "Purchasers" is defined in Section 13.3.1.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor thereto or other regulation or official interpretation of such Board of Governors relating to the extension of credit by securities brokers and dealers for the purpose of purchasing or carrying margin stocks applicable to such Persons.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and shall include any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve Systems from time to time in effect and shall include any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by the specified lenders for the purpose of purchasing or carrying margin stocks applicable to such Persons.

      "Reimbursement Agreement" means a letter of credit application and reimbursement agreement in such form as the Issuer may from time to time employ in the ordinary course of business.

      "Reimbursement Obligations" means, at any time, the aggregate (without duplication) of the Obligations of the Borrower to the Lenders, the Issuer and/or the Agent in respect of all unreimbursed payments or disbursements made by the Lenders, the Issuer and/or the Agent under or in respect of draws made under the Letters of Credit.

      "Reinsurance Guidelines" is defined in Section 7.22(c).

      "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.

      "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

      "Required Lenders" means Lenders in the aggregate having at least 66-2/3% of the sum of (a) the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, the aggregate unpaid principal amount of the outstanding Revolving Credit Loans plus (b) the Letter of Credit Commitment or, if the Letter of Credit Commitment has been terminated, the aggregate amount of the outstanding Letter of Credit Obligations.

      "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

      "Response Date" is defined in Section 3.10.

      "Restatement Date" means December 21, 1998.

      "Revolving Credit Advance" means a borrowing hereunder (a) made by the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Revolving Credit Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

      "Revolving Credit Commitment" means, for each Lender, the obligation of such Lender to make Revolving Credit Loans not exceeding the amount set forth on
Schedule 1 or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 13.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

      "Revolving Credit Loan" means, with respect to a Lender, any loan made by such Lender pursuant to Article II (or any conversion or continuation thereof).

      "Revolving Credit Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13, including any amendment, modification, renewal or replacement of such promissory note.

      "Revolving Credit Termination Date" means November 19, 2003 or any earlier date on which the Aggregate Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

      "Risk-Based Capital Guidelines" is defined in Section 4.2.

      "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

      "SAP" means, with respect to any Insurance Subsidiary, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar authority) in the jurisdiction of such Person for the preparation of annual statements and other financial reports by insurance companies of the same type as such Person in effect from time to time, applied in a manner consistent with those used in preparing the Statutory Financial Statements referred to in Section 6.5.

      "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

      "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

      "Security Documents" means the Pledge Agreement and the Cash Collateral Security Agreement.

      "Significant Insurance Subsidiary" means a Significant Subsidiary which is an Insurance Subsidiary.

      "Significant Subsidiary" means, at any time, a direct domestic Subsidiary of the Borrower the assets of which are greater than or equal to five percent (5%) of the Consolidated Total Assets of the Borrower and its Consolidated Subsidiaries.

      "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

      "Somerset Companies" means, collectively, Somerset Marine, Inc., a New York corporation, Somerset Insurance Services of California, Inc., a California corporation, Somerset Insurance Services of Texas, Inc., a Texas corporation, Somerset Insurance Services of Washington, Inc., a Washington corporation, and Somerset Asia Pacific Pty. Ltd., an Australian corporation; and in the event any or all of the foregoing corporations merge into each other in accordance with the terms of this Agreement, the surviving corporation of such merger.

      "Statutory Financial Statements" is defined in Section 6.5.

      "Statutory Net Income" means, with respect to any Insurance Subsidiary for any computation period, the net income earned by such Insurance Subsidiary during such period, as determined in accordance with SAP ("Underwriting and Investment Exhibit, Statement of Income" statement, Page 4, Line 16 of the Annual Statement).

      "Statutory Surplus" means, with respect to any Insurance Subsidiary at any time, the statutory capital and surplus of such Insurance Subsidiary at such time, as determined in accordance with SAP ("Liabilities, Surplus and Other Funds" statement, page 3, line 25 of the Annual Statement).

      "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(b) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Substantial Portion" means, with respect to the Property of the Borrower and its Consolidated Subsidiaries, Property which (a) represents more than 10% of the Consolidated Total Assets of the Borrower and its Consolidated Subsidiaries, as would be shown in the consolidated financial statements of the Borrower and its Consolidated Subsidiaries as at the end of the quarter next preceding the date on which such determination is made, or (b) is responsible for more than 10% of the consolidated net sales or of the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries for the 12-month period ending as of the end of the quarter next preceding the date of determination.

      "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

      "Terence Deeks Family" means, collectively, Terence N. Deeks; his spouse; any natural person who is a lineal descendant of Terence N. Deeks; the spouse, children, or grandchildren of any such natural person; any trust of which any of the foregoing is or are the sole beneficiary or beneficiaries; or the estate, executor, administrator, or legal guardian of any of the foregoing.

      "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Plan or (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

      "Transferee" is defined in Section 13.4.

      "Type" means, with respect to any Revolving Credit Advance, its nature as an Alternate Base Rate Advance or a Eurodollar Advance.

      "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

      "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

      "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

      "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

      "Year 2000 Program" is defined in Section 6.26.

      The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                              THE REVOLVING CREDITS

      2.1. Revolving Credit Advances. Subject to the terms of the Existing Credit Agreement, the lenders party thereto established in favor of the Borrower, and the Lenders hereby continue, a revolving credit facility pursuant to which, upon the following terms and subject to the following conditions:

            (a) From and including the date hereof to but excluding the Revolving Credit Termination Date, each Lender severally (and not jointly) agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its pro-rata share of the Aggregate Revolving Credit Commitment existing at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit Advances at any time prior to the Revolving Credit Termination Date. The Revolving Credit Commitments shall expire on the Revolving Credit Termination Date.

            (b) The Borrower hereby agrees that, if at any time as a result of reductions in the Aggregate Revolving Credit Commitment pursuant to Section 2.4(b), Section 2.7 or otherwise, the aggregate balance of the Revolving Credit Loans exceeds the Aggregate Revolving Credit Commitment, the Borrower shall repay immediately its then outstanding Revolving Credit Loans in such amount as may be necessary to eliminate such excess.

            (c) Any outstanding Revolving Credit Advances and all other unpaid Obligations with respect to the Revolving Credit Loans shall be paid in full by the Borrower on the Revolving Credit Termination Date.

            (d) Upon the effectiveness of this Agreement pursuant to Section 5.1, each Revolving Credit Advance which is then outstanding under the Existing Credit Agreement shall be deemed a Revolving Credit Advance outstanding under this Agreement.

      2.2. Ratable Loans. Each Revolving Credit Advance hereunder shall consist of Revolving Credit Loans made from the several Lenders ratably in proportion to the ratio that their respective Revolving Credit Commitments bear to the Aggregate Revolving Credit Commitment.

      2.3. Types of Revolving Credit Advances. The Revolving Credit Advances may be Alternate Base Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

      2.4. Commitment Fee; Reductions in Aggregate Revolving Credit Commitment.
(a) The Borrower agrees to pay to the Agent for the account of each Lender with respect to its Revolving Credit Commitment a commitment fee at a per annum rate equal to the Applicable Commitment Fee Rate on the daily unused portion of such Lender's Revolving Credit Commitment from the Closing Date to and including the Revolving Credit Termination Date, payable on each Payment Date hereafter and on the Revolving Credit Termination Date. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Credit Loans hereunder.

            (b) The Borrower may permanently reduce the Aggregate Revolving Credit Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000 upon at least five (5) Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Revolving Credit Commitment may not be reduced below the aggregate principal amount of the outstanding Revolving Credit Advances. Reductions of the Aggregate Revolving Credit Commitment shall reduce dollar for dollar the mandatory reduction of the Aggregate Revolving Credit Commitment pursuant to Section 2.7(a) in order of maturity.

      2.5. Minimum Amount of Each Revolving Credit Advance. Each Eurodollar Advance shall be in the minimum amount of $2,000,000 (and in multiples of $500,000 if in excess thereof), and each Alternate Base Rate Advance shall be in the minimum amount of $2,000,000 (and in multiples of $500,000 if in excess thereof); provided, however, that any Alternate Base Rate Advance may be in the amount of the unused Aggregate Revolving Credit Commitment.

      2.6. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Alternate Base Rate Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by
Section 4.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

      2.7. Mandatory Revolving Credit Commitment Reductions. (a) The Aggregate Revolving Credit Commitment shall be automatically and permanently reduced by the following amounts on the following dates (such reductions to take place regardless of any prior reductions of the Aggregate Revolving Credit Commitment pursuant to Section 2.7(b) but to be reduced in order of maturity by the amount of any prior reductions of the Aggregate Revolving Credit Commitment pursuant to
Section 2.4(b)):


               Date                                           Reduction Amount
               ----                                           ----------------

               January 1, 2000                                $1,000,000
               April 1, 2000                                  $1,000,000

               July 1, 2000                                   $1,000,000
               October 1, 2000                                $1,000,000
               January 1, 2001                                $1,500,000
               April 1, 2001                                  $1,500,000
               July 1, 2001                                   $1,500,000
               October 1, 2001                                $1,500,000
               January 1, 2002                                $1,500,000
               April 1, 2002                                  $1,500,000
               July 1, 2002                                   $1,500,000
               October 1, 2002                                $1,500,000
               January 1, 2003                                $2,250,000
               April 1, 2003                                  $2,250,000
               July 1, 2003                                   $2,250,000
               Revolving Credit Termination Date              $2,250,000

            (b) The Aggregate Revolving Credit Commitment shall also be automatically and permanently reduced in the amounts and at the times set forth below:

            (i) concurrently with the receipt thereof by the Borrower or any Subsidiary, 75% of the aggregate Net Available Proceeds in excess of $1,000,000 realized upon all Asset Dispositions in any Fiscal Year; and

            (ii) concurrently with the receipt thereof by the Borrower or any Subsidiary, 75% of the Net Available Proceeds in excess of $1,000,000 realized upon the issuance or sale by the Borrower or such Subsidiary of any equity or debt securities (other than an issuance or sale of common stock of a Subsidiary to the Borrower).

            (c) Contemporaneously with any automatic reductions in the Aggregate Revolving Credit Commitment pursuant to Section 2.7(b), the Borrower shall prepay the Revolving Credit Loans in an amount equal to the lesser of (A) the outstanding principal amount of Revolving Credit Loans and (B) the amount of such reduction; provided, however, that no such prepayment shall be required if, at such time, the Borrower could satisfy the conditions set forth in Section 5.2 for the reborrowing thereof. The preceding sentence shall not affect the obligations of the Borrower under Section 2.1(b).

            (d) Mandatory commitment reductions under this Section 2.7 shall be cumulative. Any mandatory commitment reductions under Section 2.7(b) shall be applied to the mandatory commitment reductions required to be made pursuant to
Section 2.7(a) in the inverse order of their maturity.

            (e) Any reduction in the Aggregate Revolving Credit Commitment pursuant to this Section 2.7 or otherwise shall ratably reduce the Revolving Credit Commitment of each Lender.

      2.8. Method of Selecting Types and Interest Periods for New Revolving Credit Advances. The Borrower shall select the Type of Revolving Credit Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one (1) Business Day before the Borrowing Date of each Alternate Base Rate Advance and at least three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

            (a) the Borrowing Date of such Revolving Credit Advance, which shall be a Business Day;

            (b) the aggregate amount of such Revolving Credit Advance;

            (c) the Type of Revolving Credit Advance selected; and

            (d) in the case of each Eurodollar Advance, the Interest Period applicable thereto, which shall end on or prior to the Revolving Credit Termination Date.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Revolving Credit Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIV. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

      2.9. Conversion and Continuation of Outstanding Revolving Credit Advances. Alternate Base Rate Advances shall continue as Alternate Base Rate Advances unless and until such Alternate Base Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section
2.6. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an Alternate Base Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with
Section 2.6 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.5, the Borrower may elect from time to time to convert all or any part of an Alternate Base Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

            (a) the requested date, which shall be a Business Day, of such conversion or continuation,

            (b) the aggregate amount and Type of the Revolving Credit Advance which is to be converted or continued, and

            (c) the amount of such Revolving Credit Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

      2.10. Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Revolving Credit Advance is made or is automatically converted from a Eurodollar Advance into an Alternate Base Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Revolving Credit Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Section 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Revolving Credit Termination Date.

      2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Revolving Credit Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.2 requiring unanimous consent of the Lenders to reductions in interest rates), declare that
(a) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (b) each Alternate Base Rate Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 8.6 or 8.7, the interest rates set forth in clauses (a) and (b) above shall be applicable to all Revolving Credit Advances without any election or action on the part of the Agent or any Lender.

      2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIV, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIV or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

      2.13. Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Revolving Credit Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (b) The Agent shall also maintain accounts in which it will record
(i) the amount of each Revolving Credit Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

            (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

            (d) Any Lender may request that its Revolving Credit Loans be evidenced by a promissory note in the form of Exhibit A (a "Revolving Credit Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Revolving Credit Note payable to the order of such Lender. Thereafter, the Revolving Credit Loans evidenced by such Revolving Credit Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.3) be represented by one or more Revolving Credit Notes payable to the order of the payee named therein or any assignee pursuant to Section 13.3, except to the extent that any such Lender or assignee subsequently returns any such Revolving Credit Note for cancellation and requests that such Revolving Credit Loans once again be evidenced as described in paragraphs (a) and (b) above.

      2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Revolving Credit Advances, effect selections of Types of Revolving Credit Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

      2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Alternate Base Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on Alternate Base Rate Advances shall be calculated for actual days elapsed on the basis of a 365 or 366 day year, as applicable. Interest shall be payable for the day a Revolving Credit Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on a Revolving Credit Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

      2.16. Notification of Revolving Credit Advances, Interest Rates and Prepayments, Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Revolving Credit Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

      2.17. Lending Installations. Each Lender may book its Revolving Credit Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Revolving Credit Loans and any Revolving Credit Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIV, designate replacement or additional Lending Installations through which Revolving Credit Loans will be made by it and for whose account Revolving Credit Loan payments are to be made.

      2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Revolving Credit Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Revolving Credit Loan or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Revolving Credit Loan.

                                   ARTICLE III

                          THE LETTER OF CREDIT FACILITY

      3.1. Issuance of Letters of Credit. (a) From and after the date hereof to but excluding the Letter of Credit Termination Date, the Issuer agrees, upon the terms and conditions set forth in this Agreement, to issue at the request and for the account of the Borrower, one or more Letters of Credit for the account of the Borrower (x) to support the obligations of NCUL and MUL with respect to specific syndicates at the Society of Lloyd's and (y) to support other obligations, provided that the aggregate face amount of all outstanding Letters of Credit Obligations with respect to this clause (y) does not at any time exceed the lesser of (A) the Letter of Credit Commitment and (B) $2,000,000; provided, however, that the Issuer shall not be under any obligation to issue, and shall not issue, any Letter of Credit if: (i) any order, judgment or decree of any governmental authority or other regulatory body with jurisdiction over the Issuer shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit, or any law or governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) from any governmental authority or other regulatory body with jurisdiction over the Issuer shall prohibit, or request that the Issuer refrain from, the issuance of Letters of Credit in particular or shall impose upon the Issuer with respect to any Letter of Credit any restriction or reserve or capital requirement (for which the Issuer is not otherwise compensated) or any unreimbursed loss, cost or expense which was not applicable, in effect and known to the Issuer as of the date of this Agreement and which the Issuer in good faith deems material to it;
(ii) one or more of the conditions to such issuance contained in Section 5.2 is not then satisfied; or (iii) after giving effect to such issuance, the aggregate outstanding amount of the Letter of Credit Obligations would exceed the Letter of Credit Commitment. Letters of Credit shall be denominated, at the Borrower's option, in either Dollars or Pounds.

            (b) In no event shall: (i) the aggregate amount of the Letter of Credit Obligations at any time exceed the Letter of Credit Commitment; or (ii) the expiration date of any Letter of Credit (other than the Letters of Credit identified on Schedule 3.1 hereto) or the date for payment of any draft presented thereunder and accepted by the Issuer, be later than the date five years after the effective date of such Letter of Credit; provided, that each Letter of Credit issued with an automatic "evergreen" provision providing for renewal absent advance notice by the Borrower or the Issuer shall be automatically renewed unless at least 30 days prior to each anniversary of the issuance of such Letter of Credit the beneficiary thereof receives notice from the Issuer that such Letter of Credit shall not be renewed. The Issuer shall be under no obligation to permit the renewal or extension of any Letter of Credit at any time (A) when a Default or Unmatured Default has occurred and is continuing or (B) after the Letter of Credit Termination Date. The Issuer shall not permit the renewal or extension of any Letter of Credit without the approval of all of the Lenders.

            (c) The Borrower agrees that, if at any time as a result of reductions in the Letter of Credit Commitment pursuant to Section 3.3 or otherwise, the aggregate balance of the Letter of Credit Obligations exceeds the Letter of Credit Commitment, the Borrower shall cash collateralize the Letter of Credit Obligations by depositing into the Letter of Credit Cash Collateral Account cash or Cash Collateral Investments in such amount as may be necessary to eliminate such excess.

            (d) The Letters of Credit identified on Schedule 3.1 hereto which are issued and outstanding under the Existing Credit Agreement shall, upon satisfaction of the conditions set forth in Article V hereto, automatically and without further action on the part of the Agent, the Issuer, the Lenders or the Borrower be deemed Letters of Credit issued under this Agreement.

            (e) For purposes of determining usage and availability under this
Section 3.1, when a Letter of Credit is issued in Pounds, such Pounds will be converted to Dollars upon issuance, upon the proposed issuance of any other Letter of Credit and at the end of each calendar quarter, and at any time thereafter as requested by the Agent or any Lender (including the Issuer) and such determination shall be made by the Agent in its sole determination based upon the spot exchange rate between Dollars and Pounds as quoted by the Agent's foreign exchange desk as of such date of determination. Notwithstanding any other provisions of this Agreement, if at any time, after giving effect to the conversion of Pounds into Dollars as set forth above, the aggregate face amount of all outstanding Letters of Credit is greater than the Letter of Credit Commitment ("Conversion Differential"), then the Borrower shall prepay the Revolving Credit Loans to the extent required so that the difference between the then effective Aggregate Revolving Credit Commitment and the aggregate principal amount of all outstanding Revolving Credit Loans is equal to or greater than the Conversion Differential and, in the event the Conversion Differential exceeds the then effective Aggregate Revolving Credit Commitment, then the Borrower shall cash collateralize the such Conversion Differential by depositing into the Letter of Credit Cash Collateral Account cash or Cash Collateral Investments in an amount equal to such difference.

      3.2. Participating Interests. Immediately upon the issuance by the Issuer of a Letter of Credit in accordance with Section 3.5 (and with respect to the Letters of Credit identified on Schedule 3.1 hereto, upon satisfaction of the conditions set forth in Article V hereof), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse, representation or warranty, an undivided participation interest equal to its pro-rata share of the Letter of Credit Commitment of the face amount of such Letter of Credit and each draw paid by the Issuer thereunder. Each Lender's obligation to pay its proportionate share of all draws under the Letters of Credit, absent gross negligence or willful misconduct by the Issuer in honoring any such draw, shall be absolute, unconditional and irrevocable and in each case shall be made without counterclaim or set-off by such Lender.

      3.3. Reductions in Letter of Credit Commitment. The Borrower may permanently reduce the Letter of Credit Commitment in whole, or in part ratably among the Lenders in integral multiples of $2,500,000, upon at least five (5) Business Days' written notice to the Agent, which notice shall specify the amount of such reduction; provided, however, that the amount of the Letter of Credit Commitment may not be reduced below the aggregate amount of the outstanding Letter of Credit Obligations.

      3.4. Reimbursement Obligations. (a) The Borrower agrees to pay to the Issuer of a Letter of Credit (i) on each date that any amount is drawn under each Letter of Credit (or, if any draw is paid by the Issuer after 3:00 p.m. (Chicago time) on such date, on the next succeeding Business Day) a sum (and interest on such sum as provided in clause (ii) below) equal to the amount so drawn plus all other charges and expenses with respect thereto specified in
Section 3.9 or in the applicable

Reimbursement Agreement and (ii) interest on any and all amounts remaining unpaid under this Section 3.4 until payment in full at the rate per annum, computed for actual days elapsed based on a 365 or 366 day year, as applicable, equal to (A) the Alternate Base Rate for such day for the first two days following the due date of any Reimbursement Obligations, and (B) the Alternate Base Rate for such day plus 2% per annum. The Borrower agrees to pay to the Issuer the amount of all Reimbursement Obligations owing in respect of any Letter of Credit immediately when due, under all circumstances, including, without limitation, any of the following circumstances: (w) any lack of validity or enforceability of this Agreement or any of the other Facility Documents; (x) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Letter of Credit); (y) the validity, sufficiency or genuineness of any document which the Issuer has determined in good faith complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect; or (z) the surrender or impairment of any security for the performance or observance of any of the terms hereof.

            (b) Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Issuer for amounts which the Issuer pays under such Letter of Credit no later than the time specified in this Agreement. If the Borrower does not pay any such Reimbursement Obligations when due, the Borrower shall be deemed to have immediately requested that the Lenders make an Alternate Base Rate Advance under this Agreement in a principal amount equal to such unreimbursed Reimbursement Obligations. The Agent shall promptly notify the Lenders of such deemed request and, without the necessity of compliance with the requirements of Sections 2.5, 3.5 and 5.2, each Lender shall make available to the Agent its Revolving Credit Loan in the manner prescribed for Alternate Base Rate Advances. The proceeds of such Revolving Credit Loans shall be paid over by the Agent to the Issuer for the account of the Borrower in satisfaction of such unreimbursed Reimbursement Obligations, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Alternate Base Rate Advance.

            (c) If the Issuer makes a payment on account of any Letter of Credit and is not concurrently reimbursed therefor by the Borrower and if for any reason an Alternate Base Rate Advance may not be made pursuant to paragraph (b) above, then as promptly as practical during normal banking hours on the date of its receipt of such notice or, if not practicable on such date, not later than noon (Chicago time) on the Business Day immediately succeeding such date of notification, each Lender shall deliver to the Agent for the account of the Issuer, in immediately available funds, the purchase price for such Lender's interest in such unreimbursed Reimbursement Obligations, which shall be an amount equal to such Lender's pro-rata share of such payment. Each Lender shall, upon demand by the Issuer, pay the Issuer interest on such Lender's pro-rata share of such draw from the date of payment by the Issuer on account of such Letter of Credit until the date of delivery of such funds to the Issuer by such Lender at a rate per annum, computed for actual days elapsed based on a 360-day year, equal to the Federal Funds Effective Rate for such period; provided, that such payments shall be made by the Lenders only in the event and to the extent that the Issuer is not reimbursed in full by the Borrower for interest on the amount of any draw on the Letters of Credit.

            (d) At any time after the Issuer has made a payment on account of any Letter of Credit and has received from any other Lender such Lender's pro-rata share of such payment, such Issuer shall, forthwith upon its receipt of any reimbursement (in whole or in part) by the Borrower for such payment, or of any other amount from the Borrower or any other Person in respect of such payment (including, without limitation, any payment of interest or penalty fees and any payment under any collateral account agreement of the Borrower or any Facility Document but excluding any transfer of funds from any other Lender pursuant to Section 3.4(b)), transfer to such other Lender such other Lender's ratable share of such reimbursement or other amount; provided, that interest shall accrue for the benefit of such Lender from the time such Issuer has made a payment on account of any Letter of Credit; provided, further, that in the event that the receipt by the Issuer of such reimbursement or other amount is found to have been a transfer in fraud of creditors or a preferential payment under the United States Bankruptcy Code or is otherwise required to be returned, such Lender shall promptly return to the Issuer any portion thereof previously transferred by the Issuer to such Lender, but without interest to the extent that interest is not payable by the Issuer in connection therewith.

            (e) All payments in respect of Reimbursement Obligations shall be in Dollars at the Issuer's selling rate for cable transfers to the place of payment of the Letter of Credit current on the date of payment or of the Issuer's settlement of its obligation, as the Issuer may require or, at the Issuer's election, in the currency in which the Issuer was required to pay such Letter of Credit. If, for any cause, on the date of payment or settlement, as the case may be, there is no selling rate or other rate of exchange generally current in Chicago for effecting such transfers, the Borrower will pay the Issuer on demand an amount in Dollars equivalent to the Issuer's actual cost of settlement on its obligation however or whenever the Issuer shall make such settlement, with interest at the Alternate Base Rate from the date of settlement to the date of payment.

      3.5. Procedure for Issuance. Prior to the issuance of each new Letter of Credit, and as a condition of such issuance, the Borrower shall deliver to the Issuer (with a copy to the Agent) a Reimbursement Agreement signed by the Borrower, together with such other documents or items as may be required pursuant to the terms thereof, and the proposed form and content of such Letter of Credit shall be reasonably satisfactory to the Issuer. Each Letter of Credit shall be issued no earlier than two (2) Business Days after delivery of the foregoing documents, which delivery may be by the Borrower to the Issuer by telecopy, telex or other electronic means followed by delivery of executed originals within five (5) days thereafter. The documents so delivered shall be in compliance with the requirements set forth in Section 3.1(b), and shall specify therein (a) the stated amount of the Letter of Credit requested, (b) the effective date of issuance of such requested Letter of Credit, which shall be a Business Day, (c) the date on which such requested Letter of Credit is to expire, which shall be no later than five years from the date of issuance of such Letter of Credit, (d) whether the Letter of Credit is to be denominated in Dollars or Pounds, and (e) the aggregate amount of Letter of Credit Obligations which are outstanding and which will be outstanding after giving effect to the requested Letter of Credit issuance. The delivery of the foregoing documents and information shall constitute an "Issuance Request" for purposes of this Agreement. Subject to the terms and conditions of

Section 3.1 and provided that the applicable conditions set forth in Section 5.2 hereof have been satisfied, the Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices. In addition, any amendment of an existing Letter of Credit shall be deemed to be an issuance of a new Letter of Credit and shall be subject to the requirements set forth above. The Issuer shall give the Agent prompt written notice of the issuance of any Letter of Credit.

      3.6. Nature of the Lenders' Obligations. (a) As between the Borrower and the Lenders, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit; provided, however, that the Borrower may have a claim against the Issuer, and the Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct (as opposed to consequential or exemplary) damages suffered by the Borrower which the Borrower proves were caused by the Issuer's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Lenders shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Letter of Credit to comply fully with conditions required to be satisfied by any Person other than the Issuer in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in the interpretation of technical terms; (vi) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (vii) any consequences arising from causes beyond control of the Issuer.

            (b) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer under or in connection with the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Issuer or any such Person.

      3.7. Notification of Issuance Requests. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Issuance Request received by it hereunder.

      3.8. Cash Collateral for Letters of Credit. If no Cash Collateral Security Agreement has been previously entered into, then on the Letter of Credit Termination Date the Borrower shall enter into the Cash Collateral Security Agreement and, in any event, on and after such date the Borrower shall pledge and deliver to the Agent, for the benefit of the Lenders, cash or Cash Collateral Investments in sufficient amounts to maintain in the Letter of Credit Cash Collateral Account an amount at least equal to the following percentage of the Letter of Credit Obligations outstanding from time to time during the following periods:

                                                  Percentage of Letter of Credit
      Period                                          Obligations Collateralized
      ------                                          --------------------------

Letter of Credit Termination Date to but not                               20%
   including first anniversary of Letter of Credit
   Termination Date

First anniversary of Letter of Credit                                      40%
  Termination Date to but not including second anniversary of Letter of Credit Termination Date

Second anniversary of Letter of Credit                                     60%
  Termination Date to but not including third anniversary of Letter of Credit Termination Date

Third anniversary of Letter of Credit                                      80%
  Termination Date to but not including fourth anniversary of Letter of Credit Termination Date

Fourth anniversary of Letter of Credit                                    100%
  Termination Date and at all times thereafter

The Letter of Credit Cash Collateral Account shall be maintained by First Chicago in the name of the Agent for the ratable benefit of the Lenders and the Agent pursuant to the terms of Article IX; provided, however, that if no Default has occurred and is continuing, the Borrower may direct the investment of funds therein in Cash Collateral Investments.

      3.9. Fees.

            (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender with respect to its Letter of Credit Participation Amount a commitment fee at a rate per annum equal to the Applicable Commitment Fee Rate on the daily unused portion of such Lender's Letter of Credit Participation Amount from the Closing Date to and including the Letter of Credit Termination Date, payable on each Payment Date hereafter and on the Letter of Credit Termination Date.

            (b) Letter of Credit Fronting Fee. The Borrower hereby agrees to pay to the Agent, for the account of the Issuer, a letter of credit fronting fee with respect to each Letter of Credit from and including the date of issuance thereof (or, with respect to the Letters of Credit identified on Schedule 3.1, the date on which such Letters of Credit are deemed issued under this Agreement pursuant to Section 3.1(d)) until the date such Letter of Credit is fully drawn, canceled or expired, in an amount equal to 0.05% of the aggregate initial face amount of such Letter of Credit, calculated with respect to actual days elapsed on the basis of a 360-day year and payable quarterly in arrears on each Payment Date in each year and upon the expiration, cancellation or utilization in full of such Letter of Credit. In addition to the foregoing, the Borrower agrees to pay the Issuer any other fees customarily charged by it in respect of the issuance, amendment, cancellation, negotiation or transfer of each Letter of Credit and each drawing made thereunder. The letter of credit fronting fee is in addition to (and not included in) the letter of credit participation fee provided for in paragraph (c) below.

            (c) Letter of Credit Participation Fee. The Borrower agrees to pay to the Agent for the pro-rata account of the Lenders (including the Issuer) a letter of credit participation fee with respect to each Letter of Credit from and including the date of issuance thereof until the date such Letter of Credit is fully drawn, canceled or expired, in an amount equal to the Applicable Letter of Credit Participation Fee Rate on the aggregate amount from time to time available to be drawn on such Letter of Credit, calculated with respect to actual days elapsed on the basis of a 360-day year and payable quarterly in arrears on each Payment Date in each year and upon the expiration, cancellation or utilization in full of such Letter of Credit. During the continuance of a Default, the Required Lenders may, at their option, by notice to the Borrower, declare that the Applicable Letter of Credit Participation Fee Rate shall be increased by 2% per annum; provided, that during the continuance of a Default under Section 8.6 or 8.7, the Applicable Letter of Credit Participation Fee Rate shall be increased by 2% without any election or action on the part of the Agent or any Lender.

            (d) Extension Fee. The Borrower agrees to pay to the Agent for the pro-rata account of the Lenders (including the Issuer) an extension fee with respect to each extension of the Letter of Credit Termination Date pursuant to
Section 3.10 in an aggregate amount equal to 0.05% of the Letter of Credit Commitment on the date on which such extension becomes effective pursuant to
Section 3.10; provided, that no extension fee shall be payable in connection with the initial extension (if any) of the Letter of Credit Termination Date.

      3.10. Extension of Letter of Credit Termination Date. The Borrower may request an extension of the Letter of Credit Termination Date by submitting a request for an extension to the Agent (an "Extension Request") on any Business Day that is not less than 30 days prior to each anniversary of the Closing Date. The Extension Request must specify the new Letter of Credit Termination Date requested by the Borrower and the date as of which date (which must be at least 30 days after the Extension Request is delivered to the Agent) the Lenders (including the Issuer) must respond to the Extension Request (the "Response Date"). The new Letter of Credit Termination Date shall not be more than one year after the Letter of Credit Termination Date in effect at the time the Extension Request is received, including the Letter of Credit Termination Date as one of the days in the calculation of the days elapsed. Promptly upon receipt of an Extension Request, the Agent shall notify each Lender of the contents thereof and shall request the Issuer and each Lender to approve the Extension Request. Each Lender approving the Extension Request shall deliver its written consent no later than the Response Date. If the consent of all of the Lenders in their sole discretion and the extension fee, if any, required to be paid by the Borrower to the Lenders pursuant to Section 3.9(d) are received by the Agent, the Letter of Credit Termination Date specified in the Extension Request shall become effective on the existing Letter of Credit Termination Date and the Agent shall promptly notify the Borrower and each Lender (including the Issuer) of the new Letter of Credit Termination Date. Otherwise the Letter of Credit Termination Date shall be unchanged.


                                   ARTICLE IV

                             YIELD PROTECTION; TAXES

      4.1. Yield Protection. If, on or after the Closing Date, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans or its interest in the Letters of Credit, or

            (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

            (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or issuing Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans or any Letter of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held, Letters of Credit issued or participated in or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Revolving Credit Commitment or its interest in the Letters of Credit or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Revolving Credit Commitment or interest in Letters of Credit, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

      4.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Revolving Credit Loans, its Revolving Credit Commitment to make Revolving Credit Loans or its commitment to participate in Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means

(a) any change after the Closing Date in the Risk-Based Capital Guidelines or
(b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date.

      4.3. Availability of Types of Revolving Credit Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 4.4.

      4.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

      4.5. Taxes. (a) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Revolving Credit Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within thirty (30) days after such payment is made.

            (b) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Revolving Credit Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Revolving Credit Note ("Other Taxes").

            (c) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 4.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within thirty (30) days of the date the Agent or such Lender makes demand therefor pursuant to Section 4.6.

            (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten (10) Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

            (e) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to paragraph (d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 4.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under paragraph (d) above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

            (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Revolving Credit Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

            (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 4.5(g) shall survive the payment of the Obligations and termination of this Agreement.

      4.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 4.1, 4.2 and 4.5 or to avoid the unavailability of Eurodollar Advances under Section 4.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 4.1, 4.2, 4.4 or 4.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Revolving Credit Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 4.1, 4.2, 4.4 and 4.5 shall survive payment of the Obligations and termination of this Agreement.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

      5.1. Initial Revolving Credit Loans and Letters of Credit. The amendments to the Existing Credit Agreement embodied in this Agreement shall not be effective (in which case the Existing Credit Agreement shall remain in full force and effect) and the Lenders shall have no obligation to make Revolving Credit Advances hereunder and the Issuer shall have no obligation to issue any Letter of Credit hereunder unless and until the Borrower has furnished the following to the

Agent with sufficient copies for the Lenders and the other conditions set forth below have been satisfied:

            (a) Charter Documents; Good Standing Certificates. Copies of the articles or certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

            (b) By-Laws and Resolutions. Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Facility Documents to which the Borrower is a party.

            (c) Secretary's Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signature of the officers of the Borrower authorized to sign the Facility Documents, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

            (d) Officer's Certificate. A certificate, signed by an Authorized Officer of the Borrower, stating that: (i) on the Restatement Date no Default or Unmatured Default has occurred and is continuing; and (ii) each of the representations and warranties set forth in Article VI of this Agreement is true and correct on and as of the Restatement Date.

            (e) Legal Opinions. A written opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to the Borrower and its Subsidiaries, addressed to the Agent and the Lenders in form and substance acceptable to the Agent and its counsel.

            (f) Revolving Credit Notes. Any Revolving Credit Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

            (g) Facility Documents. Executed originals of this Agreement and each of the Facility Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates, stock certificates (including stock certificates representing all of the outstanding stock of each Significant Subsidiary), related stock powers, instruments, opinions and documents required to be delivered pursuant hereto and thereto.

            (h) Other. Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

      5.2. Each Revolving Credit Advance and Letter of Credit. The Lenders shall not be required to make any Revolving Credit Advance (other than a Revolving Credit Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Revolving Credit Advances), and the Issuer shall not be obligated to issue any Letter of Credit, unless on the applicable Borrowing Date:

            (a) There exists no Default or Unmatured Default and none would result from such Revolving Credit Advance or issuance of such Letter of Credit;

            (b) The representations and warranties contained in Article VI are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

            (c) A Borrowing Notice or Issuance Request, as applicable, shall have been properly submitted; and

            (d) All legal matters incident to the making of such Revolving Credit Advance or issuance of such Letter of Credit shall be satisfactory to the Lenders and their counsel.

      Each Borrowing Notice with respect to each such Revolving Credit Advance and each Issuance Request with respect to each such Letter of Credit shall constitute a representation and warranty by the Borrower that the conditions contained in Section 5.2 (a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B hereto as a condition to making a Revolving Credit Advance or issuing a Letter of Credit.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to the Lenders that:

      6.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

      6.2. Authorization and Validity. The Borrower has the corporate power and authority and legal right to execute and deliver the Facility Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Facility Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Facility Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

      6.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower of the Facility Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (a) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (b) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (c) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Facility Documents, the extensions of credit under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Facility Documents, except that approval of the New York Insurance Department, the California Insurance Department and/or one or more other state insurance departments would be required in order for the Lenders to acquire control of Navigators and NIC. Neither the Borrower nor any Subsidiary is in default under or in violation of any foreign, federal, state or local law, rule, regulation, order, writ, judgment, injunction, decree or award binding upon or applicable to the Borrower or such Subsidiary, in each case the consequences of which default or violation could reasonably be expected to have a Material Adverse Effect.

      6.4. Financial Statements. (a) The consolidated balance sheets of the Borrower and the Consolidated Subsidiaries as of December 31, 1997, the related consolidated statements of income, consolidated statements of stockholders' equity, and consolidated statements of cash flows of the Borrower and such Consolidated Subsidiaries for the Fiscal Year then ended, and the accompanying footnotes, together, with the opinion thereon, dated March 16, 1998 of KPMG Peat Marwick, independent certified public accountants, copies of which have been furnished to the Lenders, fairly present the financial condition of the Borrower and the Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and Consolidated Subsidiaries for the periods covered by such statements, all in accordance with Agreement Accounting Principles consistently applied.

            (b) The consolidated balance sheets of the Borrower and the Consolidated Subsidiaries as of June 30, 1998 and the related consolidated statements of income, consolidated statements of stockholders' equity, and consolidated statements of cash flows of the Borrower and such Consolidated Subsidiaries for the Fiscal Quarter then ended, copies of which have been furnished to the Lenders, fairly present the financial condition of the Borrower and the Consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and the Consolidated Subsidiaries for the periods covered by such statements, all in accordance with Agreement Accounting Principles consistently applied (subject to changes resulting from normal year-end audit adjustments).

            (c) There are no liabilities of the Borrower or any of the Consolidated Subsidiaries, fixed or contingent, which are material but are not reflected in the most recent financial statements referred to above or in the notes thereto, other than liabilities arising in the ordinary course of business since June 30, 1998.

      6.5. Statutory Financial Statements. (a) The Annual Statement of each of the Insurance Subsidiaries (including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims and statutory liabilities) as filed with the appropriate Governmental Authority of its state of domicile (the "Department") and delivered to each Lender prior to the execution and delivery of this Agreement, as of and for the 1995, 1996 and 1997 Fiscal Years, and as of and for the Fiscal Quarter ended June 30, 1998 (collectively, the "Statutory Financial Statements"), have been prepared in accordance with SAP applied on a consistent basis (except as noted therein). Each such Statutory Financial Statement was in compliance with applicable law when filed.

            (b) No dividends or other distributions have been declared, paid or made upon any shares of capital stock of the Borrower, nor have any shares of capital stock of the Borrower been redeemed, retired, purchased or otherwise acquired by the Borrower since June 30, 1998, except to the extent permitted under the terms of this Agreement.

      6.6. Material Adverse Change. Since June 30, 1998 there has been no change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      6.7. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of the Borrower and its Subsidiaries are being audited by the Internal Revenue Service for the Fiscal Years 1991, 1992, 1993 and 1994. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

      6.8. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Revolving Credit Loans or the issuance of any Letters of Credit. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.4.

      6.9. Subsidiaries. Schedule 6.9 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries and indicating which Subsidiaries are Significant Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

      6.10. ERISA. The Unfunded Liabilities of all Single Employer Plans is $0. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

      6.11. Defaults. No Default or Unmatured Default has occurred and is continuing.

      6.12. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Facility Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

      6.13. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder. Neither the making of any Revolving Credit Advance nor issuance of any Letters of Credit hereunder nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

      6.14. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (a) any agreement to which it is a party which default could reasonably be expected to have a Material Adverse Effect or (b) any agreement or instrument evidencing or governing Indebtedness.

      6.15. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

      6.16. Ownership of Properties. The Borrower and each of its Subsidiaries has good title, free of all Liens other than those permitted by Section 7.16, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

      6.17. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of

Section 4975 of the Code), and neither the execution of this Agreement nor the making of Revolving Credit Loans nor the issuance of Letters of Credit hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

      6.18. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

      6.19. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      6.20. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      6.21. Solvency. Immediately after the consummation of the transactions to occur on the date hereof and immediately following each extension of credit, if any, made hereunder on the date hereof and after giving effect to the application of the proceeds of such extensions of credit, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

      6.22. Insurance Licenses. Schedule 6.22 hereto lists all of the jurisdictions in which any Insurance Subsidiary holds a License and is authorized to transact insurance business as of the date of this Agreement. No such License, the loss of which could reasonably be expected to have a Material Adverse Effect, is the subject of a proceeding for suspension, limitation or revocation. To the Borrower's knowledge, there is not a sustainable basis for such suspension, limitation or revocation, and no such suspension, limitation or revocation has been threatened by any Governmental Authority. Schedule 6.22 also indicates the line or lines of insurance in which each such Insurance Subsidiary is engaged and the state or states in which such Insurance Subsidiary is licensed to engage in any line of insurance, in each case as of the date of this Agreement. The Insurance Subsidiaries do not transact any business, directly or indirectly, requiring any license, permit, governmental approval, consent or other authorization other than those listed on Schedule 6.22.

      6.23. Partnerships. Except as disclosed in Schedule 6.23, neither the Borrower nor any of its Subsidiaries is a partner of any partnership.

      6.24. Lines of Business. Schedule 6.24 sets forth a complete statement of each line of business conducted as of the date hereof by the Borrower and each of its Subsidiaries (the "Existing Lines of Business").

      6.25. Reinsurance Practices. The business of each Insurance Subsidiary is being conducted in all material respects in accordance with the Reinsurance Guidelines.

      6.26. Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

      6.27. Security. The Pledge Agreement is effective to create and give the Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable first priority Lien upon and security interest in the capital stock pledged thereby.

      6.28. Disclosure. None of the (a) information, exhibits or reports furnished or to be furnished by the Borrower or any Subsidiary to the Agent or to any Lender in connection with the negotiation of the Facility Documents, or
(b) representations or warranties of the Borrower or any Subsidiary contained in this Agreement, the other Facility Documents or any other document, certificate or written statement furnished to the Agent or the Lenders by or on behalf of the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement or the Facility Documents contained, contains or will contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no fact known to the Borrower (other than matters of a general economic nature) that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                    COVENANTS

      During the term of this Agreement, unless the Lenders shall otherwise consent in writing:

      7.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, consistently applied, and will furnish to the Lenders:

            (a) As soon as practicable and in any event within one hundred (100) days after the close of each of its Fiscal Years, an unqualified audit report certified by independent certified public accountants acceptable to the Required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis and setting forth in comparative form figures for the preceding Fiscal Year for itself and its Consolidated Subsidiaries and on a stand alone basis for the Borrower, including balance sheets as of the end of such period and related statements of income, stockholders' equity and cash flows accompanied by (i) any management letter prepared by said accountants, and (ii) a certificate of said accountants that, in the course of the examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

            (b) As soon as practicable and in any event within fifty (50) days after the close of the first three Fiscal Quarters of each of its Fiscal Years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating statement of income, stockholders' equity and cash flows for the period from the beginning of such Fiscal Year to the end of such quarter setting forth in each case in comparative form figures for the corresponding period in the prior Fiscal Year, all prepared in accordance with Agreement Accounting Principles and in reasonable detail, and all certified by its chief financial officer.

            (c) As soon as available and in any event (i) within sixty (60) days after the close of each Fiscal Year of each Insurance Subsidiary, the Annual Statement of such Insurance Subsidiary for such Fiscal Year as filed with the insurance commissioner (or similar authority) in such Insurance Subsidiary's state of domicile, together with (ii) within sixty (60) days after the close of each Fiscal Year of each Insurance Subsidiary, the opinion thereof of the chief financial officer of the Borrower stating that such Annual Statement presents the financial condition and results of operations of such Insurance Subsidiary in accordance with SAP, (iii) on or prior to each June 1 after the close of each Fiscal Year of each Insurance Subsidiary, the opinion of a firm of certified public accountants reasonably satisfactory to the Required Lenders, who shall have examined such Annual Statement and whose opinion shall not be qualified as to the scope of audit or as to the status of such Insurance Subsidiary as a going concern, and (iv) within one hundred twenty (120) days after the close of each Fiscal Year of each Insurance Subsidiary, a written review of and favorable opinion of KPMG Peat Marwick or another firm of certified public accountants reasonably satisfactory to the Required Lenders on the methodology and assumptions used to calculate the Loss Reserves of such Insurance

Subsidiary at the end of such Fiscal Year (as shown on the Annual Statement of such Insurance Subsidiary prepared in accordance with SAP).

            (d) As soon as available and in any event on or prior to each May 1 after the close of each Fiscal Year of the Insurance Subsidiaries, the Consolidated Annual Statement of the Insurance Subsidiaries for such Fiscal Year, prepared in accordance with SAP and filed with the New York Insurance Department.

            (e) As soon as available and in any event within fifty (50) days after the close of each of the first three Fiscal Quarters in each Fiscal Year of each Insurance Subsidiary, quarterly financial statements of such Insurance Subsidiary (prepared in accordance with SAP) for such Fiscal Quarter and as filed with the insurance commissioner (or similar authority) in such Insurance Subsidiary's state of domicile, together with the opinion thereon of the chief financial officer of the Borrower stating that such financial statements present the financial condition and results of operations of such Insurance Subsidiary in accordance with SAP.

            (f) As soon as available, but in any event within 120 days after the beginning of each Fiscal Year, a copy of the plan and forecast of the Borrower and its Subsidiaries for such Fiscal Year in the form customarily prepared by the Borrower.

            (g) Together with the financial statements required by clauses (a) and (b) above, a compliance certificate in substantially the form of Exhibit B hereto signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

            (h) As soon as possible and in any event within 10 days after the Borrower knows that any Termination Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Termination Event and the action which the Borrower proposes to take with respect thereto.

            (i) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (i) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and
(ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries.

            (j) As soon as possible and in any event within 10 days after the Borrower learns thereof, notice of the assertion or commencement of any claims, action, suit or proceeding against or affecting the Borrower or any Subsidiary which may reasonably be expected to have a Material Adverse Effect.

            (k) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

            (l) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

            (m) Promptly and in any event within ten (10) days after learning thereof, notification of (i) any tax assessment, demand, notice of proposed deficiency or notice of deficiency received by the Borrower or any Consolidated Person or (ii) the filing of any tax Lien or commencement of any judicial proceeding by or against any such Consolidated Person, if any such assessment, demand, notice, Lien or judicial proceeding relates to tax liabilities in excess of $500,000.

            (n) Promptly, and in any event within five days after (i) learning thereof, notification of any changes after the date hereof in the Borrower's S&P Financial Strength Rating or in the rating given by A.M. Best & Co. in respect of any Insurance Subsidiary and (ii) receipt thereof, copies of any ratings analysis by A.M. Best & Co. relating to any Insurance Subsidiary.

            (o) Copies of any actuarial certificates prepared with respect to any Insurance Subsidiary, promptly after the receipt thereof, and not later than 90 days after each Fiscal Year, an actuarial opinion with respect to each Insurance Subsidiary in form and substance reasonably satisfactory to the Agent and the Required Lenders from KPMG or any other independent actuarial firm reasonably satisfactory to the Agent and the Required Lenders.

            (p) Promptly upon the filing thereof, copies of all filings and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the NAIC or any insurance commission or department or analogous Governmental Authority (including, without limitation, any filing made by the Borrower or any Subsidiary pursuant to any insurance holding company act or related rules or regulations), but excluding routine or non-material filings with the NAIC, any insurance commissioner or department or analogous Governmental Authority.

            (q) In addition to the requirements of clause (c)(iv) above, as promptly as reasonably practicable following the request of the Required Lenders, a report prepared by an independent actuarial consulting firm reasonably acceptable to the Required Lenders reviewing the adequacy of Loss Reserves of each Insurance Subsidiary, which firm shall be provided access to or copies of all reserve analyses and valuations relating to the insurance business of each Insurance Subsidiary in the possession of or available to the Borrower or its Subsidiaries; provided, that, in the event that the written review required to be provided to the Lenders in respect of any Fiscal Year pursuant to clause (c)(iv) above is provided by an independent actuarial consulting firm reasonably satisfactory to the Agent, or a written review of an independent actuarial consulting firm reasonably satisfactory to the Agent satisfying the requirements set forth in clause (c)(iv) is otherwise delivered to the Lenders at any time other than pursuant to such clause, then the Required Lenders may not request a report pursuant to this paragraph (q) until one year after the delivery date of such report unless, at the time of such request, a Default is in existence.

            (r) Such other information as the Agent or any Lender may from time to time reasonably request.

      7.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Revolving Credit Advances for general corporate purposes of the Borrower and its Subsidiaries and to refinance existing indebtedness under the Existing Credit Agreement. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Revolving Credit Advances to purchase or carry any "margin stock" (as defined in Regulation U).

      7.3. Notice of Default. The Borrower will give prompt notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default, (b) of any other event or development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues) which could reasonably be expected to have a Material Adverse Effect, (c) the receipt of any notice from any Governmental Authority of the expiration without renewal, revocation or suspension of, or the institution of any proceedings to revoke or suspend, any License now or hereafter held by any Insurance Subsidiary which is required to conduct insurance business in compliance with all applicable laws and regulations and the expiration, revocation or suspension of which could reasonably be expected to have a Material Adverse Effect, (d) the receipt of any notice from any Governmental Authority of the institution of any disciplinary proceedings against or in respect of any Insurance Subsidiary, or the issuance of any order, the taking of any action or any request for an extraordinary audit for cause by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect, (e) any material judicial or administrative order limiting or controlling the business of any Subsidiary (and not the industry in which such Subsidiary is engaged generally) which has been issued or adopted, or (f) the commencement of any litigation which could reasonably be expected to result in a Material Adverse Effect.

      7.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, (a) carry on and conduct its business only in the Existing Lines of Business or in other lines of the insurance business or in activities reasonably incidental to the insurance business, (b) do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing in its jurisdiction of incorporation and its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each other jurisdiction in which such qualification is required, and (c) do all things necessary to renew, extend and continue in effect all Licenses which may at any time and from time to time be necessary for any Insurance Subsidiary to operate its business in compliance with all applicable laws and regulations. No Insurance Subsidiary shall change its state of domicile or incorporation without the prior written consent of the Required Lenders.

      7.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles and SAP, as applicable.

      7.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

      7.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws, the noncompliance with which could reasonably be expected to have a Material Adverse Effect.

      7.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

      7.9. Inspection; Maintenance of Books and Records. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles and SAP, as applicable, consistently applied.

      7.10. Dividends and Stock Repurchases. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or any options or other rights in respect thereof at any time outstanding, except that (a) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower and (b) the Borrower may repurchase capital stock in an aggregate amount not to exceed $3,000,000 in any Fiscal Year.

      7.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

            (a) the Revolving Credit Loans and other Obligations;

            (b) guaranties permitted under Section 7.15;

            (c) Indebtedness of the Borrower under the Note dated December 15, 1994 in the aggregate principal amount of $536,697 owed to Terence N. Deeks; and

            (d) on and prior to December 31, 1998, bank Indebtedness of Mander, Thomas & Cooper (Underwriting Agencies) Ltd. in the aggregate principal amount of pound sterling 200,000.

      7.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary.

      7.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for:

            (a) sales of inventory in the ordinary course of business; and

            (b) leases, sales, transfers or other dispositions of its Property that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory or Investments (other than Investments in Subsidiaries) sold in the ordinary course of business) as permitted by this Section 7.13 since the Closing Date, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

      7.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investment (including, without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisitions, except:

            (a) Cash Equivalent Investments;

            (b) Investments in debt securities rated A- or better by S&P, A-3 or better by Moody's or NAIC-1 or better by the NAIC;

            (c) existing Investments in Subsidiaries and other Investments in existence on the Closing Date;

            (d) Investments in debt securities not satisfying any of the standards set forth in clause (b) above but rated BBB- or better by S&P, Baa-3 or better by Moody's or NAIC-2 or better by the NAIC; provided, that if any such Investment ceases to meet such ratings requirements, then such Investment shall be permitted hereby for a period of 180 days after the date on which such ratings requirement is no longer satisfied; provided, further, that all such Investments under this clause (d) do not exceed, in the aggregate at any one time outstanding, 10% of the combined Investments of the Borrower and its Subsidiaries;

            (e) Investments by the Borrower in equity securities in an aggregate amount not to exceed 10% of the Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries; provided, that no single Investment in equity securities shall be in an amount in excess of 5% of the Consolidated Net Worth of the Borrower and its Consolidated Subsidiaries;

            (f) other Investments after the Closing Date in an aggregate amount not to exceed $5,000,000; and

            (g) Acquisitions in an aggregate amount not to exceed $5,000,000 in any Fiscal Year.

      7.15. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) Contingent Obligations in respect of Letters of Credit; provided, however, that the Borrower may guarantee
(i) the obligations of any Person that is its or its Subsidiary's employee so long as the aggregate amount of all such guaranteed obligations, taken together with the aggregate amount of any and all loans to such Persons by the Borrower in accordance with Section 7.14 outstanding at any time do not in the aggregate exceed $250,000, (ii) the obligations of any Subsidiary under leases of Property entered into in the ordinary course of business in an aggregate amount not to exceed $500,000 and (iii) Contingent Obligations in respect of letters of credit issued by Munichener Ruckversicherung Aktiengesellschaft (d/b/a Munich) in an aggregate amount not to exceed pound sterling 10,625,000.

      7.16. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

            (a) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

            (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure the payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

            (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

            (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

            (e) Liens existing on the Closing Date and described in Schedule
7.16 hereto;

            (f) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to the Pledge Agreement or pursuant to the Cash Collateral Security Agreement;

            (g) Deposits of cash or securities with or on behalf of state insurance departments reflected in the Insurance Subsidiaries' Statutory Financial Statements; and

            (h) Deposits of cash or securities by the Borrower with Lloyd's of London.

      7.17. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

      7.18. Amendments to Agreements. The Borrower will not, and will not permit any Subsidiary to, amend, waive, modify or terminate its certificate or articles of incorporation or by-laws.

      7.19. Change in Fiscal Year. The Borrower shall not, nor shall it permit any Subsidiary to, change its Fiscal Year to end on any date other than December 31 of each year.

      7.20. Inconsistent Agreements. The Borrower shall not, nor shall it permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the amending of the Facility Documents, the amending of the Facility Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its capital stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Revolving Credit Advances, by the issuance of Letters of Credit or by the performance by the Borrower or any Subsidiary of any of its Obligations under any Facility Document.

      7.21. Year 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

      7.22. Reinsurance. (a) The Borrower shall cause each Insurance Subsidiary to maintain reinsurance protection with respect to each type of risk it writes which reinsurance protection, in the event of a loss, limits the net loss of such Insurance Subsidiary to 2.5% or less of the Statutory Surplus of such Insurance Subsidiary.

            (b) The Borrower shall not cause or permit an Insurance Subsidiary to enter into or maintain, as a cedent, reinsurance agreements or retrocession agreements with any Person other than an Approved Reinsurer.

            (c) The Borrower shall not cause or permit an Insurance Subsidiary to enter into or maintain, as a cedent, reinsurance agreements or retrocesssion agreements with any Person which do not comply with the guidelines for reinsurance by Insurance Subsidiaries set forth on Schedule 7.22 hereto, as amended with the consent of the Lenders (the "Reinsurance Guidelines").

      7.23. Stock of Subsidiaries. The Borrower shall not sell or otherwise dispose of (including the granting of any security interest in) any shares of capital stock of any Subsidiary other than pursuant to the Pledge Agreement, or permit any Subsidiary to issue additional shares of its capital stock, except the minimum number of directors' qualifying shares required by applicable law.

      7.24. Financial Covenants.

            7.24.1. Minimum Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth of not less than the sum of (a) $110,729,000, plus (b) 75% of the positive Consolidated Net Income, if any, earned in each Fiscal Quarter beginning with the Fiscal Quarter ended September 30, 1998, plus (c) 75% of the Net Available Proceeds of any equity issuance (including any capital contribution to surplus of the Borrower in respect of which no additional shares are issued) by the Borrower after the Closing Date.

            7.24.2. Minimum Statutory Surplus. The Borrower will at all times cause the Significant Insurance Subsidiaries to maintain an aggregate Statutory Surplus of not less than the sum of (a) $106,883,000, plus (b) 50% of the positive aggregate Statutory Net Income if any, earned by the Significant Insurance Subsidiaries in each Fiscal Quarter beginning with the Fiscal Quarter ended September 30, 1998, plus (c) 75% of the Net Available Proceeds of any equity issuance (including any capital contribution to surplus of any Significant Insurance Subsidiary in respect of which no additional shares are issued) by any Significant Insurance Subsidiary after the Closing Date.

            7.24.3. Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed 0.25 to 1.0 at any time.

            7.24.4. Minimum Risk-Based Capital. The Borrower will cause each Significant Insurance Subsidiary to maintain a ratio of (a) Total Adjusted Capital (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (b) the Company Action Level RBC (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) of at least 150%.

      7.25. Additional Pledge. Effective upon any Person becoming a Significant Subsidiary, the parent thereof shall pledge the stock or other equity interests thereof to the Agent for the benefit of the Lenders pursuant to documentation reasonably acceptable to the Agent.

                                  ARTICLE VIII

                                    DEFAULTS

      The occurrence of any one or more of the following events shall constitute a Default:

      8.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any other Facility Document, any Revolving Credit Loan, any Letter of Credit or any certificate or information delivered in connection with this Agreement or any other Facility Document shall be false in any material respect on the date as of which made or deemed made.

      8.2. Nonpayment of (a) any principal of any Revolving Credit Loan or any Reimbursement Obligation when due, or (b) any interest upon any Revolving Credit Loan or any commitment or other fee or obligations under any of the Facility Documents within five days after the same becomes due.

      8.3. The breach by the Borrower of any of the terms or provisions of Sections 3.8, 7.2, or Sections 7.10 through 7.24.

      8.4. The breach by the Borrower (other than a breach which constitutes a Default under Section 8.1, 8.2 or 8.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

      8.5. Failure of the Borrower or any of its Subsidiaries to pay any Indebtedness aggregating in excess of $100,000 when due; or the default by the Borrower or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, or the occurrence of any other event or existence of any other condition, the effect of any of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof.

      8.6. The Borrower or any of its Subsidiaries shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 8.6, (f) fail to contest in good faith any appointment or proceeding described in Section 8.7 or (g) become unable to pay, not pay, or admit in writing its inability to pay, its debts generally as they become due.

      8.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 8.6(d) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty consecutive days.

      8.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion.

      8.9. The Borrower or any of its Subsidiaries shall fail within thirty days to pay, bond or otherwise discharge on or more (a) judgments or orders for the payment of money in excess of $100,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (b) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

      8.10. Any Reportable Event shall occur in connection with any Plan.

      8.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $100,000.

      8.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $100,000.

      8.13. The Borrower or any of its Subsidiaries shall (a) be the subject to any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (b) violate any Environmental Law, which, in the case of an event described in clause (a) or (b), could reasonably be expected to have a Material Adverse Effect.

      8.14. Any Change in Control shall occur.

      8.15. The occurrence of any "default", as defined in any Facility Document (other than this Agreement or the Revolving Credit Notes) or the breach of any of the terms or provisions of any Facility Document (other than this Agreement or the Revolving Credit Notes), which default or breach continues beyond any period of grace therein provided.

      8.16. The Pledge Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms thereof, or the Pledge Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Pledge Agreement, or the Borrower shall fail to comply with any of the terms or provisions of the Pledge Agreement.

      8.17. Navigators, NIC or any other Significant Insurance Subsidiary shall cease to be rated "A-" or better by A.M. Best & Co. or shall cease to have an S&P Financial Strength Rating (as defined in the Pricing Schedule) of "BBB-" or better.

      8.18. There shall occur a change in the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which has a Material Adverse Effect.

      8.19. The Borrower or any of its Subsidiaries incurs or becomes subject to action or threatened action of any Governmental Authority, including, without limitation, a fine, penalty, cease and desist order or revocation, suspension or limitation of a License, the effect of which could reasonably be expected to have a Material Adverse Effect.

      8.20. Terence N. Deeks shall at any time cease to hold the office of Chief Executive Officer of the Borrower or shall cease to be actively involved in the operation of the Borrower unless within one hundred eighty (180) days of such event the Borrower hires or promotes a Person with the skills and abilities to perform the functions previously performed by Terence N. Deeks, and such Person is approved by the Lenders in their sole discretion.

      8.21. Any Security Document shall for any reason fail to create a valid and perfected, first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of such Security Document, or any Security Document, once executed, shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Security Document.


                                   ARTICLE IX

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

      9.1. Acceleration. If any Default described in Section 8.6 or 8.7 occurs with respect to the Borrower, the obligations of the Lenders to make Revolving Credit Loans and issue Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Revolving Credit Loans and/or issue Letters of

Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives. In addition to the foregoing, following the occurrence and during the continuance of a Default, so long as any Letter of Credit has not been fully drawn and has not been canceled or expired by its terms, upon demand by the Agent (which demand shall be made upon the request of the Required Lenders), the Borrower shall deposit in an account (the "Letter of Credit Cash Collateral Account") maintained with First Chicago in the name of the Agent, for the ratable benefit of the Lenders and the Agent, cash or Cash Collateral Investments in an amount necessary to make the balance in such account equal to the aggregate undrawn face amount of all outstanding Letters of Credit and all fees and other amounts due or which may become due with respect thereto. Following the occurrence and during the continuance of a Default, the Borrower shall have no control over funds deposited in the Letter of Credit Cash Collateral Account pursuant to this Section, which funds shall be invested by the Agent from time to time in its discretion in certificates of deposit of First Chicago having a maturity not exceeding thirty (30) days. Such funds shall be promptly applied by the Agent to reimburse the Issuer for drafts drawn from time to time under the Letters of Credit. Such funds, if any, remaining in the Letter of Credit Cash Collateral Account following the payment of all Obligations in full or the earlier termination of all Defaults shall, unless the Agent is otherwise directed by a court of competent jurisdiction, be promptly paid over to the Borrower.

      If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Revolving Credit Loans and/or issue Letters of Credit hereunder as a result of any Default (other than any Default as described in Section 8.6 or 8.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

      9.2. Amendments. Subject to the provisions of this Article IX, the Required Lenders (or the Agent with the consent of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Facility Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender:

            (a) Extend the final maturity of any Revolving Credit Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees hereunder;

            (b) Reduce the percentage specified in the definition of Required Lenders;

            (c) Reduce the amount of or extend the date for the mandatory payments and commitment and facility reductions required under Section 2.1(b) or 2.7, or increase the amount of the Revolving Credit Commitment or Letter of Credit Participation Amount of any Lender hereunder;

            (d) Extend the Revolving Credit Termination Date or the Letter of Credit Termination Date, permit any Letter of Credit to have an expiry date beyond the fifth anniversary of its effective date, permit the amendment or extension of any Letter of Credit or, except as otherwise set forth in Section 3.1(b), permit the renewal of any Letter of Credit;

            (e) Amend Section 7.11, 7.12 or 7.24, clauses (a) through (f) of
Section 7.14 or this Section 9.2;

            (f) Release any guarantor of any Obligations or, except as provided in the Pledge Agreement, release all or substantially all of the collateral for the Obligations;

            (g) Permit any assignment by the Borrower of its Obligations or its rights hereunder; or

            (h) Permit any amendment of the Reinsurance Guidelines.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 13.3.2 without obtaining the consent of any other party to this Agreement.

      9.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Facility Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Revolving Credit Loan or the issuance of a Letter of Credit notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Revolving Credit Loan or Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Facility Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to
Section 9.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Facility Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                    ARTICLE X

                               GENERAL PROVISIONS

      10.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement or in any Facility Document shall survive the making of the Revolving Credit Loans and the issuance of the Letters of Credit herein contemplated.

      10.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

      10.3. Headings. Section headings in the Facility Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Facility Documents.

      10.4. Entire Agreement. The Facility Documents embody the entire agreement and understanding among the Borrower, the Agent, the Co-Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the Co-Agent and the Lenders relating to the subject matter thereof other than the fee letter dated October 23, 1998 in favor of First Chicago, Brown Brothers and First Chicago Capital Markets, Inc. (the "Fee Letter").

      10.5. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

      10.6. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 10.7, 10.11 and 11.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

      10.7. Expenses; Indemnification. (a) The Borrower shall reimburse the Agent, the Arranger and the Co-Agent for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent, the Arranger or the Co-Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Facility Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the Co-Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the Co-Agent and the Lenders, which attorneys may be employees of the Agent, the Arranger, the Co-Agent or the Lenders) paid or incurred by the Agent, the Arranger, the Co-Agent or any Lender in connection with the investigation, collection and enforcement of the Facility Documents.

            (b) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the Co-Agent and each Lender, its directors, officers, partners and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the Co-Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Facility Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Revolving Credit Loan hereunder except to the extent that they have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 10.7 shall survive the termination of this Agreement.

      10.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles. In the event the pages, columns, lines or sections of the Annual Statement referenced herein are changed or renumbered, all such references shall be deemed references to such page, column, line or section as so renumbered or changed.

      10.9. Severability of Provisions. Any provision in any Facility Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Facility Documents are declared to be severable.

      10.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Facility Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Facility Documents or the transactions contemplated thereby.

      10.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties and (g) permitted by Section 13.4.

      10.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Revolving Credit Loans provided for herein.

      10.13.Disclosure. The Borrower and each Lender hereby (a) acknowledge and agree that First Chicago and/or its Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower, and (b) waive any liability of First Chicago or such Affiliate to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of First Chicago or its Affiliates.


                                   ARTICLE XI

                                    THE AGENT

      11.1. Appointment; Nature of Relationship. The First National Bank of Chicago is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Facility Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Facility Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article XI. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Facility Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Facility Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Facility Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

      11.2. Powers. The Agent shall have and may exercise such powers under the Facility Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Facility Documents to be taken by the Agent.

      11.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

      11.4. No Responsibility for Revolving Credit Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify: (a) any statement, warranty or representation made in connection with any Facility Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Facility Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article V, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Facility Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

      11.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Facility Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Facility Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Facility Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

      11.6. Employment of Agent and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Facility Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Facility Document.

      11.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Revolving Credit Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

      11.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Credit Commitments and Letter of Credit Participation Amounts (or, if the Aggregate Revolving Credit Commitments and Letter of Credit Commitments have been terminated, in proportion to their Revolving Credit Commitments and Letter of Credit Participation Amounts immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Facility Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Facility Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Facility Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Facility Documents or of any such other documents; provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 4.5(g) shall, notwithstanding the provisions of this Section 11.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 11.8 shall survive payment of the Obligations and termination of this Agreement.

      11.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

      11.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Facility Document with respect to its Revolving Credit Commitment, its Revolving Credit Loans and any Letters of Credit in which it has an interest as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Facility Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

      11.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Facility Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Facility Documents.

      11.12.Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Facility Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article XI shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Facility Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 11.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

      11.13. Agents' Fees. The Borrower agrees to pay to the Agent and the Co-Agent, for their own accounts, the fees agreed to by the Borrower, the Agent and the Co-Agent pursuant to the Fee Letter.

      11.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles X and XI.

      11.15. Co-Agent. The Co-Agent shall have no right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Co-Agent shall not have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the Co-Agent as it makes to the Agent in Section 11.10.

                                   ARTICLE XII

                            SETOFF; RATABLE PAYMENTS

      12.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

      12.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Revolving Credit Loans or Reimbursement Obligations (other than payments received pursuant to Section 4.1, 4.2, 4.4 or 4.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Revolving Credit Loans or participation interests in Letters of Credit, as the case may be, held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Revolving Credit Loans or participation interests in Letters of Credit. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Revolving Credit Loans and Letter of Credit Participation Amounts. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XIII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

      13.1. Successors and Assigns. The terms and provisions of the Facility Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Facility Documents and (b) any assignment by any Lender must be made in compliance with Section 13.3. Notwithstanding clause (b) of the foregoing sentence, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Revolving Credit Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Revolving Credit Loan, participated in any Letter of Credit or holds any Revolving Credit Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Revolving Credit Loan, Letter of Credit or Revolving Credit Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Facility Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Revolving Credit Loan (whether or not a Revolving Credit Note has been issued in evidence thereof) or any Letter of Credit, shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Revolving Credit Loan or Letter of Credit, as the case may be.

      13.2. Participations.

            13.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Credit Loan owing to such Lender, any Revolving Credit Note held by such Lender, any Revolving Credit Commitment of such Lender, any interest of such Lender in any Letters of Credit or any other interest of such Lender under the Facility Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Facility Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Revolving Credit Loans and its interest in any Letters of Credit and the holder of any Revolving Credit Note issued to it in evidence thereof for all purposes under the Facility Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Facility Documents.

            13.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Facility Documents, except to the extent such amendment, modification or waiver would require the unanimous consent of the Lenders as described in Section 9.2.

            13.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 12.1 in respect of its participating interest in amounts owing under the Facility Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Facility Documents, provided that each Lender shall retain the right of setoff provided in Section 12.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 12.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 12.2 as if each Participant were a Lender.

      13.3. Assignments.

            13.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Facility Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless it is to a Lender or an Affiliate thereof or the Agent otherwise consents) be in an amount not less than the lesser of (a) $5,000,000 or (b) the remaining amount of the assigning Lender's Revolving Credit Commitment and/or Letter of Credit Participation Amount (calculated as at the date of such assignment).

            13.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by Section 13.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Credit Commitment, Revolving Credit Loans and participation interests in the Letters of Credit under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Facility Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Facility Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Facility Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Revolving Credit Commitment, the Letter of Credit Commitment, Revolving Credit Loans and the participation interests in Letters of Credit assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 13.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Revolving Credit Loans be evidenced by Revolving Credit Notes, make appropriate arrangements so that new Revolving Credit Notes or, as appropriate, replacement Revolving Credit Notes are issued to such transferor Lender and new Revolving Credit Notes or, as appropriate, replacement Revolving Credit Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Revolving Credit Commitments, as adjusted pursuant to such assignment.

      13.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Facility Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section
10.11 of this Agreement.

      13.5. Tax Treatment. If any interest in any Facility Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 4.5(d).

      13.6. Restatement Date Assignments. Contemporaneously with the effectiveness of this Agreement, (a) First Chicago sells and assigns to each of Credit Lyonnais New York Branch ("Credit Lyonnais"), Fleet National Bank ("Fleet") and Marine Midland Bank ("Marine Midland"), and each of Credit Lyonnais, Fleet and Marine Midland purchases and assumes from First Chicago, 24% of First Chicago's $21,666,667.00 Revolving Credit Commitment and 24% of First Chicago's $43,333,333.00 Letter of Credit Participation Amount, together with a corresponding pro-rata interest (the "First Chicago Assigned Interest") in First Chicago's Revolving Credit Loans, Letter of Credit participations and other rights and obligations under the Facility Documents, (b) Brown Brothers sells and assigns to each of Credit Lyonnais, Fleet and Marine Midland, and each of Credit Lyonnais, Fleet and Marine Midland purchases and assumes from Brown Brothers, 24% of Brown Brothers' $3,333,333.00 Revolving Credit Commitment and 24% of Brown Brothers' $6,666,667.00 Letter of Credit Participation Amount, together with a corresponding pro-rata interest (the "Brown Brothers Assigned Interest") in Brown Brothers' Revolving Credit Loans, Letter of Credit participations and other rights and obligations under the Facility Documents and
(c) in consideration of such assignment, each of Credit Lyonnais, Fleet and Marine Midland shall make payment to each of First Chicago and Brown Brothers in immediately available funds of an amount equal to 24% of the pre-assignment outstanding amount of First Chicago's Revolving Credit Loans and Brown Brothers' Revolving Credit Loans, respectively. As a result, upon the effectiveness of this Agreement and after giving effect to the increase in the Letter of Credit Commitment as herein provided, the respective Revolving Credit Commitments and Letter of Credit Participation Amounts of the Lenders shall be as set forth on
Schedule 1 to this Agreement. From and after the effective date of such assignment (which shall have the effect set forth in Section 13.3.2), all payments of principal in respect of the Revolving Credit Loans assigned to Credit Lyonnais, Fleet and Marine Midland shall be paid by the Agent to Credit Lyonnais, Fleet or Marine Midland, as applicable, and all interest and fees allocable to the First Chicago Assigned Interest and the Brown Brothers Assigned Interest shall be paid to First Chicago or Brown Brothers, as applicable, to the extent relating to the period ending on such effective date, and to Credit Lyonnais, Fleet or Marine Midland, as applicable, to the extent relating to periods after such effective date. First Chicago, Brown Brothers, Credit Lyonnais, Fleet and Marine Midland agree that the provisions of Section 6 and
Section 7(i) through 7(iv) of the form of Assignment Agreement attached hereto as Exhibit C shall be applicable to the assignments effected hereby.

                                   ARTICLE XIV

                                     NOTICES


      14.1. Notices. Except as otherwise permitted by Section 2.13 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 14.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Articles II and III shall not be effective until received.

      14.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XV

                                  COUNTERPARTS


      This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.


                                   ARTICLE XVI

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

      15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

      15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY FACILITY DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY FACILITY DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

      15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY FACILITY DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


                           [signature pages follow]

      IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                    THE NAVIGATORS GROUP, INC.


                                    By:______________________________________
                                    Print Name:______________________________

                                    Title:___________________________________

                                    Address:_________________________________
                                            _________________________________
                                            Attn:____________________________

                                            Telephone:_______________________
                                            Fax:_____________________________


                                       S-1
                              [TO CREDIT AGREEMENT]

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    Individually and as Agent

                                    By:
                                       --------------------------------------

                                    Print Name:Samuel W. Bridges
                                               ------------------------------

                                    Title:First Vice President
                                          -----------------------------------

                                    Address: One First National Plaza
                                             Chicago, Illinois 60670
                                             Attn: Lillian Arroyo

                                             Telephone:  (312) 732-2279
                                             Fax: (312) 732-3246


                                    With copies to:

                                    The First National Bank of Chicago
                                    153 West 51st Street
                                    New York, New York  10019
                                    Attn:  Samuel W. Bridges
                                    Telephone:  (212) 373-1142
                                    Fax:  (212) 373-1439

                                    The First National Bank of Chicago
                                    One First National Plaza, Suite 0085
                                    Chicago, Illinois 60670
                                    Attn: T. Luisa Pashinian
                                    Telephone: (312) 732-2749
                                    Fax: (312) 642-7815



                                       S-2
                              [TO CREDIT AGREEMENT]
                                    per pro BROWN BROTHERS HARRIMAN & CO.,
                                    Individually and as Co-Agent

                                    By:_______________________________________

                                    Print Name:_______________________________

                                    Title:____________________________________

                                    Address:  59 Wall Street
                                              New York, New York 10005
                                              Attn:  Chief Credit Officer

                                              Telephone: (212) 483-1818
                                              Fax: (212) 493-7208


                                       S-3
                              [TO CREDIT AGREEMENT]

                                    CREDIT LYONNAIS NEW YORK BRANCH,
                                    Individually

                                    By:_______________________________________

                                    Print Name:_______________________________

                                    Title:____________________________________

                                    Address:__________________________________
                                            __________________________________
                                            __________________________________
                                            Telephone: (___) ___-____
                                            Fax: (___) ___-____


                                       S-4
                              [TO CREDIT AGREEMENT]

                                   FLEET NATIONAL BANK, Individually


                                    By:_______________________________________

                                    Print Name:_______________________________

                                    Title:____________________________________

                                    Address:__________________________________
                                            __________________________________
                                            __________________________________
                                            Telephone: (___) ___-____
                                            Fax: (___) ___-____


                                       S-5
                              [TO CREDIT AGREEMENT]

                                    MARINE MIDLAND BANK, Individually


                                    By:_______________________________________

                                    Print Name:_______________________________

                                    Title:____________________________________

                                    Address:__________________________________
                                            __________________________________
                                            __________________________________
                                            Telephone: (___) ___-____
                                            Fax: (___) ___-____


                                       S-6
                              [TO CREDIT AGREEMENT]

                                PRICING SCHEDULE


    APPLICABLE          LEVEL I        LEVEL II        LEVEL III        LEVEL IV
      MARGIN            STATUS          STATUS          STATUS           STATUS
---------------------------------------------------------------------------------
 Eurodollar Rate         0.75%          0.875%           1.00%           1.25%
=================================================================================


---------------------------------------------------------------------------------
  APPLICABLE FEE        LEVEL I        LEVEL II        LEVEL III       LEVEL IV
       RATE             STATUS          STATUS          STATUS          STATUS
---------------------------------------------------------------------------------
  Commitment Fee        0.125%          0.125%           0.15%           0.25%
 Letter of Credit
Participation Fee        0.75%          0.875%           1.00%           1.25%
=================================================================================

      For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

      "Level I Status" exists at any date if, on such date, the Borrower has an S&P Debt Rating of A- or better or, if the Borrower does not have an S&P Debt Rating, each of Navigators and each other Significant Insurance Subsidiary of the Borrower shall have an S&P Financial Strength Rating of A+ or better.

      "Level II Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, and the Borrower has an S&P Debt Rating of BBB or better or, if the Borrower does not have an S&P Debt Rating, each of Navigators and each other Significant Insurance Subsidiary of the Borrower shall have an S&P Financial Strength Rating of A or better.

      "Level III Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status or Level II Status, and the Borrower has an S&P Debt Rating of BBB- or better or, if the Borrower does not have an S&P Debt Rating, each of Navigators and each other Significant Insurance Subsidiary of the Borrower shall have an S&P Financial Strength Rating of A- or better.

      "Level IV Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status or Level III Status.

      "S&P" means Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc.

      "S&P Debt Rating" means, at any time, the rating issued by S&P with respect to the Borrower's senior unsecured and unguaranteed long-term debt.

      "S&P Financial Strength Rating" means, at any time, the rating issued by S&P with respect to the financial strength of Navigators and each other Significant Insurance Subsidiary of the Borrower.

      "Status" means either Level I Status, Level II Status, Level III Status or Level IV Status.

      The Applicable Margin, the Applicable Commitment Fee Rate and the Applicable Letter of Credit Participation Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current S&P Debt Rating or, if the Borrower does not have an S&P Debt Rating, the then-current S&P Financial Strength Rating of Navigators and each other Significant Insurance Subsidiary of the Borrower. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no S&P Debt Rating and no Significant Insurance Subsidiary of the Borrower has an S&P Financial Strength Rating, Level IV Status shall exist.

                                   SCHEDULE 1

                                   COMMITMENTS

                                         Revolving Credit      Letter of Credit
           Lender                           Commitment            Commitment
           ------                           ----------            ----------
The First National Bank of Chicago         $6,176,470.58         $14,823,529.42
Brown Brothers Harriman & Co.              $2,941,176.47         $ 7,058,823.53
Credit Lyonnais New York Branch            $5,294,117.65         $12,705,882.35
Fleet National Bank                        $5,294,117.65         $12,705,882.35
Marine Midland Bank                        $5,294,117.65         $12,705,882.35

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE


$____________________                                          December 21, 1998


      The Navigators Group, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the
"Lender") the lesser of the principal sum of ____________________ Dollars ($________) or the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Credit Loans in full on the Revolving Credit Termination Date and shall make such mandatory payments as are required to be made under the terms of Article II of the Agreement.

      The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Revolving Credit Loan and the date and amount of each principal payment hereunder.

      This Revolving Credit Note is one of the Revolving Credit Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement, dated as of November 20, 1998 and amended and restated as of December 21, 1998 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, The First National Bank of Chicago, as Agent, and Brown Brothers Harriman & Co., as Co-Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Revolving Credit Note, including the terms and conditions under which this Revolving Credit Note may be prepaid or its maturity date accelerated. This Revolving Credit Note is secured pursuant to the Security Documents, as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

      This Note shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

                           THE NAVIGATORS GROUP, INC.


                                    By:_______________________________________
                                    Print Name:_______________________________

                                    Title:____________________________________

                SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                      TO
             REVOLVING CREDIT NOTE OF THE NAVIGATORS GROUP, INC.,
                            DATED DECEMBER 21, 1998


                    Principal        Maturity        Principal
                    Amount of      of Interest        Amount          Unpaid
      Date            Loan            Period           Paid           Balance
      ----            ----            ------           ----           -------


                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE


To:   The Lenders parties to the
      Credit Agreement Described Below

      This Compliance Certificate is furnished pursuant to that certain Credit Agreement, dated as of November 20, 1998 and amended and restated as of December 21, 1998 (as amended, modified, renewed or extended from time to time, the "Agreement"), among The Navigators Group, Inc. (the "Borrower"), the lenders party thereto, The First National Bank of Chicago, as Agent for the Lenders, and Brown Brothers Harriman & Co., as Co-Agent. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

      THE UNDERSIGNED HEREBY CERTIFIES THAT:

      1. I am the duly elected ______________ of the Borrower;

      2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

      3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

      4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

      Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

      The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of_______ ,___ .


                                          _____________________________________

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                     Provisions of Sections 7.14 and 7.24 of
                                  the Agreement


Section 7.14 - Investments and Acquisitions

1.    Clause (d)

      (a)   Required:

            (i)   Combined Investments of the Borrower and its
                  Subsidiaries on the date of determination:        $
                                                                    ----------

            (ii)  10% of (a)(i):                                    $
                                                                    ==========

      (b)   Actual:

            Investments in debt securities not rated A-
            or better by S&P, A-3 or better by Moody's
            or NAIC-1 or better by the NAIC but rated
            BBB- or better by S&P, Baa-3 or better by
            Moody's or NAIC-2 or better by the NAIC on
            the date of determination (or downgraded
            from such ratings with the last 180 days):              $
                                                                    ==========

2.    Clause (e)

      (a)   Aggregate Investments:

            (i)   Required:

                  (A)   Consolidated Net Worth of the
                        Borrower and its Subsidiaries on
                        the date of determination:                  $
                                                                    ----------

                  (B)   10% of (a)(i)(A):                           $
                                                                    ==========

            (ii)  Actual:

                  Investments by the Borrower in equity
                  securities on the date of determination:          $
                                                                    ==========

      (b)   Individual Investments:

            (i)   Required:

                  (A)   Consolidated Net Worth of the
                        Borrower and its Subsidiaries on
                        the date of determination:                  $
                                                                    ----------

                  (B)   5% of (b)(i)(A):                            $
                                                                    ==========

            (ii) Actual:

                  Largest single investment by the
                  Borrower and its Subsidiaries on the date
                  of determination:                                 $
                                                                    ==========

3.    Clause (f)

      (a)   Required:

            Aggregate amount of other Investments permitted
            under Section 7.14(f):                                  $5,000,000
                                                                    ==========

      (b)   Actual:

            Other Investments on date of determination:             $
                                                                    ==========

4.    Clause (g)

      (a)   Required:

            Aggregate amount of Acquisitions permitted during
            any Fiscal Year:                                        $5,000,000
                                                                    ==========

      (b)   Actual:

            Amount of Acquisitions from beginning of Fiscal
            Year through date of determination:                     $
                                                                    ==========

Section 7.24.1 - Minimum Consolidated Tangible Net Worth

PeriodFiscal Quarter ended _______________, _____

1.    Required:

      (a)   Positive Consolidated Net Income earned in
            each Fiscal Quarter from Fiscal Quarter ended
            September 30, 1998 through Fiscal Quarter
            ended on date of determination:                         $
                                                                    ----------

      (b)   75% of (a):                                             $
                                                                    ----------

      (c)   Net Available Proceeds of any equity issuance
            after November 20, 1998 (including any capital
            contribution to surplus of the Borrower in respect
            of which no additional shares are issued):              $
                                                                    ----------

      (d)   75% of (c):                                             $
                                                                    ----------

      (e)   $110,729,000 plus (b) plus (d):                         $
                                                                    ==========

2.    Actual:

       Consolidated Tangible Net Worth (excluding the effect of
       unrealized gain or loss under FAS 115):                      $
                                                                    ==========

Section 7.24.2 - Minimum Statutory Surplus

PeriodFiscal Quarter ended _______________, _____

1.    Required:

      (a)   Positive aggregate Statutory Surplus earned by
            Significant Insurance Subsidiaries in each
            Fiscal Quarter from Fiscal Quarter ended
            September 30, 1998 through Fiscal Quarter ended
            on date of determination:                               $
                                                                    ----------

      (b)   50% of (a):                                             $
                                                                    ----------

      (c)   Net Available Proceeds of any equity issuance
            by any Significant Insurance Subsidiary after
            November 20, 1998 (including any capital
            contribution to surplus of the Significant
            Insurance Subsidiaries in respect of which no
            additional shares are issued):                          $
                                                                    ----------

      (d)   75% of (c):                                             $
                                                                    ----------

      (e)   $106,833,000 plus (b) plus (d):                         $
                                                                    ==========

2.    Actual:

      Aggregate Statutory Surplus of the Significant
      Insurance Subsidiaries:                                       $
                                                                    ==========

Section 7.24.3 - Leverage Ratio

1.    Required:                                                       0.25:1.0
                                                                    ----------
2.    Actual:

      (a)   Consolidated Indebtedness of the Borrower
            and its Consolidated Subsidiaries (excluding
            letter of credit obligations incurred in the
            ordinary course of business) on date of
            determination:                                          $
                                                                    ----------

      (b)   Consolidated Net Worth on date of determination:        $
                                                                    ----------

      (c)   (a) plus (b):                                           $
                                                                    ----------

      (d)   Ratio of (a) to (c):                                          :1.0
                                                                    ----------

Section 7.24.4 - Minimum Risk-Based Capital

1.    Required:                                                           150%
                                                                    ==========

2.    Actual:

      (a)   Total Adjusted Capital on date of determination:        $
                                                                    ----------

      (b)   Company Action Level RBC on date of determination:      $
                                                                    ----------

      (c)   Ratio of (a) to (b) (expressed as a percentage):                  %
                                                                    ==========

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (this "Assignment Agreement") between       (the
"Assignor") and           (the "Assignee") is dated as of         ,       . The
parties hereto agree as follows:

      1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the loans listed in Item 3 of Schedule 1 and the other Facility Documents. The total of the Revolving Credit Commitment and the Letter of Credit Participation Amount purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

      3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit I attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 13.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date or if any other condition precedent agreed to by the Assignor and the Assignee has not been satisfied. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Facility Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Facility Documents with respect to the rights and obligations assigned to the Assignee hereunder.

      4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Revolving Credit Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

      5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or fees for the period prior to the Effective Date) or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof. The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than the interest rate paid by the Borrower or if the commitment fee was of 1% less than the commitment fee paid by the Borrower, as applicable. In addition, the Assignee agrees to pay the $3,500 processing fee required to be paid to the Agent in connection with this Assignment Agreement.

      6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Facility Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in any Facility Document or in connection with any of the Facility Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Facility Documents,
(v) inspecting any of the Property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Revolving Credit Loans or the Reimbursement Obligations or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Revolving Credit Loans, the Letters of Credit or the Facility Documents.

      7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Facility Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Facility Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Facility Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Facility Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Facility Documents without deduction or withholding of any United States federal income taxes].

      8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

      9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Facility Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Facility Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

      10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Revolving Credit Commitment or the Letter of Credit Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Revolving Credit Commitment or Letter of Credit Commitment, as the case may be.

      11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

      13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

                            [signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                     [NAME OF ASSIGNOR]


                                     By: _____________________________________

                                     Title: __________________________________

                                     Address: ________________________________
                                             _________________________________
                                                           ___________________

                                     [NAME OF ASSIGNEE]


                                     By: _____________________________________

                                     Title: __________________________________

                                     Address: ________________________________
                                              ________________________________
                                              ________________________________

                                   SCHEDULE 1

                             TO ASSIGNMENT AGREEMENT


1.   Description and Date of Credit Agreement:

     That certain Credit Agreement, dated as of November 20, 1998 and amended and restated as of December 21, 1998, among The Navigators Group, Inc., the financial institutions named therein, The First National Bank of Chicago, as Agent, and Brown Brothers Harriman & Co., as Co-agent.

2.    Date of Assignment Agreement:_____________,____

3.    Amounts (As of Date of Item 2 above):

                                                               Revolving Credit   Letter of Credit
                                                                   Facility          Facility
     (a)   Aggregate Revolving Credit Commitment
           (total Revolving Credit Loans)* and Letter
           of Credit Commitment (total outstanding
           Letter of Credit Obligations)** under Credit
           Agreement:                                              $_______        $_______

     (b)   Assignee's Percentage of each Facility
           purchased under the Assignment Agreement                 _______%        _______%
           (taken to five decimal places):

     (c)   Amount of Assigned Share in each Facility
           purchased under the Assignment                          $_______        $_______
           Agreement:

4.   Total of Assignee's Revolving Credit Commitment
     (Revolving Credit Loan amount)* and Letter of
     Credit Participation Amount (outstanding Letter of
     Credit Obligations)** purchased hereunder:                    $_______

5.   Proposed Effective Date:                                                      ______, _____

      Accepted and Agreed:

      [NAME OF ASSIGNOR]            [NAME OF ASSIGNEE]

      By:____________________       By:_________________________
      Title:_________________       Title:______________________



 * If the Aggregate Revolving Credit Commitment has been terminated, insert outstanding Revolving Credit Loans in place of Aggregate Revolving Credit Commitment or Revolving Credit Commitment, as the case may be.

** If the Letter of Credit Commitment has been terminated, insert total outstanding Letter of Credit Obligations in place of Letter of Credit Commitment or Letter of Credit Participation Amount, as the case may be.

                ATTACHMENT TO SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:

Name:_____________________________    Telephone No.:__________________________
Fax No.:__________________________    Telex No.:______________________________
                                      Answerback:_____________________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:___________________________________


Account Name & Number for Wire Transfer:________________________________________


Other Instructions:_____________________________________________________________


ADDRESS FOR NOTICES FOR ASSIGNEE:_______________________________________________



                              ASSIGNEE INFORMATION

CREDIT CONTACT:

Name:_____________________________    Telephone No.:__________________________
Fax No.:__________________________    Telex No.:______________________________
                                      Answerback:_____________________________

KEY OPERATIONS CONTACTS:

Booking Installation:______________ Booking Installation:___________________ Name:______________________________ Name:___________________________________
Telephone No.:_____________________   Telephone No.:__________________________
Fax No.:___________________________   Fax No.:________________________________
Telex No.:_________________________   Telex No.:______________________________
Answerback:________________________   Answerback:_____________________________

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:_________________________________________


Account Name & Number for Wire Transfer:________________________________________


Other Instructions:_____________________________________________________________


ADDRESS FOR NOTICES FOR ASSIGNOR:_______________________________________________

                                FNBC INFORMATION

    Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:              SUBSEQUENT OPERATIONS CONTACT:

Name: Lillian Arroyo                  Name: Mark Cochrane
Telephone No.:  (312) 732-2279        Telephone No.:  (312) 732-1471
Fax No.:  (312) 732-3246              Fax No.: (312) 732-3246



INITIAL FUNDING STANDARDS:

Libor - Fund 2 days after rates are set.

FNBC WIRE INSTRUCTIONS         The First National Bank of
                               Chicago, ABA # 071000013 BNF = 7521-7653/DES,
                               Ref:______________

ADDRESS FOR NOTICES FOR FNBC:  One First National Plaza, Chicago, IL  60670
                               Attn: Agency/Compliance Division, Suite 0353
                               Fax No. (312) 732-2038 or (312) 732-4339

                                    EXHIBIT I

                             TO ASSIGNMENT AGREEMENT

                                     NOTICE
                                  OF ASSIGNMENT


                                                            ____________,____


To:        The Navigators Group, Inc.
           123 William Street
           New York, New York  10038

           The First National Bank of Chicago, as Agent
           One First National Plaza
           Chicago, Illinois 60670

From:      [NAME OF ASSIGNOR] (the "Assignor")

           [NAME OF ASSIGNEE] (the "Assignee")


      1. We refer to that certain Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2. This Notice of Assignment (this "Notice of Assignment") is given and delivered to [the Borrower and] the Agent pursuant to Section 13.3.2 of the Credit Agreement.

      3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of __________, ____ (the "Assignment Agreement"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment Agreement shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 13.3.1 and 13.3.2 of the Credit Agreement have been delivered to the Agent; provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

      4. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

      5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 13.3.2 of the Credit Agreement.

      6. If Revolving Credit Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver new Revolving Credit Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Revolving Credit Note received by it from the Borrower upon its receipt of a new Revolving Credit Note in the appropriate amount.

      7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

      8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment Agreement are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Facility Documents will not be "plan assets" under ERISA.

      9. The Assignee authorizes the Agent to act as its agent under the Facility Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrower or the Facility Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.

[NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]


By:___________________________               By:_______________________________

Title:________________________               Title:____________________________

ACKNOWLEDGED AND CONSENTED TO         ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK            BY THE NAVIGATORS GROUP, INC.
OF CHICAGO, as Agent


By:___________________________        By:_______________________________

Title:________________________        Title:____________________________

            [Attach photocopy of Schedule 1 to Assignment Agreement]